SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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PART  I-CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File No. 0-28683

Date of Report: May 14, 2009

SENIOR OPTICIAN SERVICE, INC.
(Name of Registrant in its Charter)

Nevada	41-1954595
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 195, Zhongshan Road, Heping District, Shenyang, Liaoning Province, P.R. China
(Address of principal executive offices)
86-24-2286-6686
(Registrant’s telephone number including area code)

222 Babcock Street, Suite 3B, Brookline, MA 02246
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 2.01

Completion of Acquisition of Assets

Item 3.02

Unregistered Sale of Equity Securities

Item 5.02

Election of Directors; Appointment of Certain Officers;

Item 5.06

Change in Shell Company Status

On May 14, 2009, Senior Optician Service Inc. (“Senior Optician”) acquired all of the outstanding capital stock of Vantone International Group Inc., a Nevada corporation (“Vantone International”). Vantone International owns 100% of the registered capital of Shenyang Vantone Healthcare Products Manufacturing Co., Ltd. (“Vantone Manufacturing”), a company organized under the laws of The People’s Republic of China (“PRC”). Vantone Manufacturing has exclusive control over the business of Shenyang Vantone Yuan Trading Co., Ltd. (“Vantone Yuan”), a company organized under the laws of the PRC.   As a result of their relationship, which is generally identified as “entrusted management,” Vantone Manufacturing has the right to receive all revenues obtained by Vantone Yuan, but also bears the responsibility for all of the expenses incurred by Vantone Yuan.  Vantone Yuan is engaged in the distribution of health and beauty products and equipment, primarily through franchised stores and sales agents throughout China. Vantone Yuan also markets casualty and health insurance policies through the same distribution channels.

In exchange for the outstanding shares of Vantone International, Senior Optician issued 23,947,000 shares of its common stock to the shareholders of Vantone International (the “Share Exchange”).  Those shares represent 80.1 % of the outstanding shares of Senior Optician.  19,157,600 of the shares were issued to Honggang Yu, although he immediately assigned 14,368,200 of them to other shareholders for whom he served as nominee. Honggang Yu is the Chief Executive Officer of Vantone International, as well as the Chief Executive Officer of Senior Optician.  The remaining 4,789,400 shares were issued to Jichun Li, the Chief Financial Officer of Vantone International, although he immediately assigned 3,831,520 of them to other shareholders for whom he serves as nominee.  As a result of these transactions, persons associated with Vantone now own securities that represent 97.4% of the equity in the Company.

Principal Shareholders

Upon completion of the Share Exchange, there were 29,901,000 shares of the Company’s common stock issued and outstanding.  The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of the date of completion of the Share Exchange by the following:

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each shareholder who beneficially owns more than 5% of our common stock (on a fully-diluted basis);

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Honggang Yu, our Chief Executive Officer

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each of the members of the Board of Directors; and

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all of our officers and directors as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Class
Honggang Yu	9,964,400	33.3%
Jichun Li	957,880	3.2%
Yi Tong	287,364	1.0%
All officers and directors as a group (3 persons)	11,209,644	37.5%

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(1)

The address of each shareholder is No. 195, Zhongshan Road, Heping District, Shenyang, Liaoning Province, P.R. China.

(2)

All shares are owned both of record and beneficially.

New Management

Prior to the Share Exchange, Honggang Yu was the sole member of our Board of Directors.  Upon completion of the Share Exchange, Mr. Yu appointed two additional directors:  Jichun Li and Yi Tong.  Mr. Yu also elected Jichun Li to serve as Chief Financial Officer of Senior Optician.  The following are the officers and directors of the Company:

Name	Age	Positions with the Company
Honggang Yu	44	Chairman, Chief Executive Officer
Jichun Li	54	Director, Chief Financial Officer
Yi Tong	53	Director

All directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualify.  Officers serve at the pleasure of the Board of Directors.

Honggang Yu.  Mr. Yu founded Vantone Manufacturing in 2003, and has been employed by Vantone Manufacturing since that time as Chairman and Chief Executive Officer.  He has also served as Chairman and Chief Executive Officer of Vantone Yuan since it was organized in 2007.  From 2000 to 2003, Mr. Yu was employed as a clerk by the Guangdong Development Bank.  From 1992 to 2000, Mr. Yu was employed as Chief Financial Officer of the Dong Yu Group. In 1985 Mr. Yu was awarded a bachelor’s degree with a specialty in financial accounting by Dongbei University of Finance & Economics.

Jichun Li.  Mr. Li helped to organize Vantone Yuan in 2007, and has served as its Vice President – Finance since that time.  Since 2008 he has also served as Vice President – Finance for Vantone Manufacturing.  From 1979 until he joined Vantone, Jichun Li served as Chief Financial Officer for four companies engaged in private enterprise in China, the last such appointment being with Shenyang Di Jie Trading Investment & Development Co., Ltd.  In 1985 Mr. Li was awarded a degree from the Shenyang Television University, with a specialty in industrial accounting.

Yi Tong.  Mr. Tong has been employed as Chief Operations Officer of Vantone since 2008.  From 1999 until 2008, he was employed as the Chief Financial Officer, Vice Chief Executive Officer and Vice Director of Shenyang Dong Yu Group Co., Ltd.  In 2001, Mr. Tong was awarded a masters degree in business administration by California America University. He was also awarded a master degree in business administration by Liaoning Provincial Party School in 1997.

INFORMATION REGARDING THE ACQUIRED COMPANIES

             Vantone International Group Inc.

            Vantone International Group Inc. (“Vantone International”) was organized under the laws of Nevada on December 5, 2007. It has initiated no business activity.  On July 14, 2008, Vantone International acquired 100% of the registered capital of Vantone Manufacturing.

Shenyang Vantone Health Care Products Manufacturing Co., Ltd.

            Shenyang Vantone Health Care Products Manufacturing Co., Ltd. (“Vantone Manufacturing”) was organized under the laws of the People’s Republic of China on January 9, 2007.  Vantone Manufacturing is engaged in the manufacture and distribution of health and beauty products, water purifying equipment, and kitchen and bath equipment.

The Entrusted Management Agreements

Effective on April 1, 2007, Vantone Manufacturing obtained control over the business of Vantone Trading, the relationship between them being customarily identified as “entrusted management.”  The relationship is defined by three agreements, each of which has a term of ten years:

Entrusted Management Agreement.  This agreement provides that Vantone Manufacturing will be fully responsible for the management of Vantone Yuan, both financial and operational.  Vantone Manufacturing has also assumed responsibility for the debts incurred by Vantone Yuan and for any shortfall in its registered capital.  In exchange for these services and undertakings, Vantone Yuan pays a fee to Vantone Manufacturing equal to the net profits of Vantone Yuan.

Proxy Agreement.  In this agreement, the shareholders of Vantone Yuan granted an irrevocable proxy to Vantone Manufacturing to exercise the voting rights and other rights of the shareholders.

Purchase Option and Cooperation Agreement.  In this agreement, the shareholders of Vantone Yuan granted to Vantone Manufacturing the right to purchase their interest in the registered capital of Vantone Yuan or the assets of Vantone Yuan.  The option may be exercised whenever the transfer is permitted under the laws of the PRC.  The purchase price will be fair value, which will be determined at the time of exercise.  The agreement also contains covenants designed to prevent any material change occurring in the legal or financial condition of Vantone Yuan without the consent of Vantone Manufacturing.

            Shenyang Vantone Yuan Trading Co., Ltd.

Shenyang Vantone Yuan Trading Co., Ltd.(“Vantone Yuan”) is a distribution company that was founded in March 2007 under the laws of the People’s Republic of China with registered capital of 20 million RMB (US$2,923,976).  Vantone Yuan’s executive offices and distribution facility are located in the City of Shenyang in Liaoning Province, in northeastern China. Vantone Yuan engages in the distribution of 70 different commodity products, mainly through more than 400 dedicated stores located throughout China.

Vantone Yuan carries out most of its distribution business through the operations of wholly-owned subsidiaries all organized under the laws of the PRC: Kang Ping Vantone Trading Co., Ltd., Kang Ping Vantone Yuan Trading Co., Ltd. and Shenyang Vantone Liyuan Trading Co., Ltd.  Vantone Yuan carries out its insurance business through a subsidiary in which it holds a 78% interest:  Liaoning Vantone Insurance Agent Co., Ltd. (“Vantone Insurance”).  During a portion of 2008 and until the end of March 2009 Vantone Yuan also owned two smaller insurance companies:  Jilin Qunfeng Insurance Agent Co., Ltd (“Qunfeng”) and Heilongjiang DiAn Insurance Agent Co., Ltd. (“DiAn”).  Qunfeng and DiAn, which accounted for approximately 25% of Vantone Yuan’s insurance business in the nine months ended December 31, 2008, were sold to Honggang Yu and a business associate for approximately $19,000 at the end of March 2009.

Marketing Network

Within the past two years, Vantone Yuan has developed a strong sales network across China.  Initially it established a chain of more than 400 franchise stores across the China, as well as branch offices in Jilin and Heilongjiang Provinces. Since April 2008 Vantone Yuan has been gradually converting the franchises to exclusive sales agencies, with the goal of completing the conversion by September 2009.  Through the sales network, the Company has distributed a variety of 70 different products ranging from the daily commodities such as toiletries, vitamins water filters, and insurance products.

Currently, there are stores selling the Vantone products exclusively in 150 cities in 20 provinces of China. The stores carry Vantone trade dress and are permitted to sell only Vantone products. The stores are free to determine resale prices for the products, but must honor the suggested minimum retail price.

Since April 2008, Vantone Yuan has been gradually establishing regional sales agents to help supervise the management of the stores and enhance the customer bases for Vantone products. The sales agents are unaffiliated companies, which assume their own independent financial responsibility. Under the model Sales Agent Agreement, the sales agent pays an initial one-time fee of 5,000 RMB to be licensed to do business under Vantone’s logo, the Company’s own trademark. With the requirement that the initial order be at least 20,000 RMB and succeeding orders be no less than 10,000 RMB, the sales agent is be licensed to use a Vantone logo on the storefront that makes the store easy to recognize.

Under the Sales Agent Agreement, the Sales Agent is authorized to develop subordinate sales agents under the sales region and is entitled to bonuses according to related policies set by the Company.  The term of the Sales Agent Agreement is one year. The agreement is renewable. Provided that within two months prior to the deadline of the agreement the Sales Agent sends written renewal notice to the Company, no renew fee shall be required.

Vantone Yuan also offers products direct to consumers through the Company’s website. On the website, customers can search and purchase all the products sold under Vantone’s trademark. Being a new and fast distribution channel, E-commerce is expected to attract more customers to purchase and new suppliers to provide new products and services under Vantone’s logo.  At the same time, however, Vantone Yuan has a competitive advantage over purely online marketers, having the support of its current franchisees and logistic system. The Company provides “brick and mortar” operations to create a tangible business presence in contrast to a purely virtual presence, and the Company provides immediate human response from phone support.

Product Lines

Currently the Company engages in two segments of business activities: distribution of health and beauty products and insurance agency service.

Through its three wholly-owned subsidiaries, Kang Ping, Kang Ping Vantone Yuan, and Liyuan, the Company is engaged in the distribution of a wide variety of commodities, some of which it manufactures and some of which are manufactured for Vantone Yuan and carry its private label.  The products distributed by Vantone Yuan include the following categories.

Vantone Water Purifier Series.  Vantone Manufacturing has developed a production facility for the manufacture of our own water purifier products. During the nine months ended December 31, 2008, the sales of this category of products represented approximately 80% of our sales revenues.

In China, drinking water safety is a growing concern, as it has been estimated that over 70% of Chinese rivers, lakes and seashores are polluted and 90% of underground water in the cities is also polluted. Potable water is a common concern of most households and businesses. Water filters are an efficient and cost effective method many consumers are choosing.

Vantone provides Reverse Osmosis Carbon Filters. Reverse Osmosis (RO), also known as Hyper-filtration by the industry, represents the state-of-the-art in water treatment technology. Originally RO was developed in the late 1950's as a method of desalinating sea water. Today, RO has earned its name as the most convenient and thorough method to filter water. It is used by most water bottling plants, and by many industries that require ultra-refined water in manufacturing. Now Vantone makes this advanced technology available to homes and offices for drinking water filtration at affordable prices.

Vantone Water Filter.  This product is developed and manufactured by Guangdong Dianguan Water Technology Ltd.  The filter features an activated carbon filter that reduces chlorine, sediment, bad taste and odor. The double filtration process reduces lead, copper, chlorine, sediment, chemicals linked to cancer (TTHMs, Benzine), bad taste and odor as the first step, and removes 99.99% of microbiological contaminants, cryptosporidium and algae, producing clean, healthy water with better taste. The compact design makes it easy to use and store by fitting in the sink or refrigerator. The cost is relatively low and can be afforded by an ordinary household.

GS Nano Cigarette Filter.  This product is imported from the U.S. Generally a cigarette filter can reduce the amount of smoke, tar and fine particles. The Nano cigarette filter can be more helpful in reducing the intake of hazards into the lungs, alleviating morning cough from smoking, and improving breath and taste. It can also help reduce smoke dependency and cravings while maintaining the cigarette flavor.

Mengxishi---Skin care products.  We sell two categories of Mengxishi skin care products: high-tech skin care products and conventional skin care products.

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High-Tech Skin Care Product Family:

Dow Corning’s high molecular weight silicone elastomers were used to develop Mengxishi high-tech skin care products, a leading edge anti-aging cosmetic technology. The innovative formula improves the skin’s appearance to achieve a smoother, more youthful looking skin, with prolonged use enhancing the effect. The products also aid in dermal hydration, providing skin with balance to stay soft and smooth. There are five products in this product family: Soft Bio-peptide refinisher, Soft Bio-peptide lotion, Soft Bio-peptide emulsion, Soft Bio-peptide cream, Soft Bio-peptide eye cream.

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Conventional Skin Care Product Family:

Mengxishi also has a conventional skin care product family, including face cream, skin balancing cleanser, skin whitening cleanser, dry skin cleanser, skin balancing lotion, skin balancing gel, skin whitening cream, moisture cream, sun protection cream, skin balancing mask, skin whitening mask, skin moisture mask, skin emulsion, hand cream, nutrition eye cream, revitalizing cream. Compared to the high-tech skin care products, conventional skin care products are cheaper and thus affordable to the ordinary family.

Both series of Mengxishi skin care products were the result of research by PLA General Hospital, a well-known hospital in China. Vantone Yuan sponsored the research, as a result of which our CEO, Honggang Yu, owns the trademark for and formula for Mengxishi.

In June, 2007, we entered into a production-distribution contract with the Beijing Daily-Commodity Manufacturing Company.  According to the contract, Beijing Daily-Commodity Manufacturing Company is responsible for the production of Mengxishi products according to the product list, amount, and package standards Vantone Yuan requires.  Vantone Yuan is responsible for the distribution of the products. Vantone Yuan is also responsible for all product returns as no returns to the factory are permitted according to the contract. Vantone Yuan also assumes all the expenses related to the packaging, advertisement and marketing.

Nutritious Food Products.  Chinese herbalism is a 4,000 year old tradition. It is integral to Chinese culture and society as a concept of improving health in a natural way, incorporating dietary therapy as an effective way to prevent and treat diseases. Based on the theory of Chinese traditional medicine, the intake of food and natural ingredients are intricately connected to our health and well-being. Abstracts from natural herbs and foods can enhance human beings’ immune system and improve functions of organs, thus creating medical effects. Because of this traditional notion, traditional Chinese medicine made of natural herbs and dietary food is very popular in China for the prevention and treatment of diseases. The six food products the Company distributes are central to these types of traditional Chinese practices, including:

 (1) Kang Xin Tai Liquid: liquid extracts of herbal ingredients, Danshen, Dilong. The liquid is intended to clean the thrombus, provide nutrition to the nervous system, decrease blood viscosity and the level of cholesterol, improve the function of liver and cardiovascular system, and prevent apoplexy. The liquid is also believed to help prevent the complications of diabetes such as hyperglycaemia.

(2) Ganoderma Amboinense Capsules. The effective ingredient, the ganoderma, is one of the most precious herbs used in Chinese traditional medicine. The special technique our provider, Teng Tai Tang, uses in the plant grown in his own farms ensures a consistent high quality superior to others in the market, with more nutrients such as Polysaccharide element, amino acid polypeptide, adenosine, etc. Ganoderma has been proven to be able to help improve immune system and is often used by persons with cancers.

(3) Pan Tea Pellet, tea extracts.  This product contains tea polyphenols, flavonoids, zinc, potassium, calcium, multiple amino acids, and polysaccharides. The active ingredient of polyphenols as one type of antioxidant may help prevent blood clotting and lower cholesterol levels, and thus reduce risk of gastric, esophageal and skin cancers. It can also help improve vitality, immunity, natural health and longevity, and protect kidney and spleen. Currently this series has 7 different products in the markets.

(4) Changbao Huiyuan Liquid. Made of Chinese medicine—including aweto, organic herbal together with traditional Chinese white wine, it can be used for both male and female to improve the function of sexual hormones, prevent fatigue and aging, and improve memory system and metabolism. The liquid contains complex zinc, amino acids and other trace elements.

(5)  Xibao Tablet (Tablet with Selenium). Selenium plays an important role in the body's enzyme function, and may help to stimulate the production of antibodies (disease-fighting organisms) after vaccination. Selenium also aids in male fertility. Selenium is also considered an antioxidant, and it may work with other antioxidants such as vitamins C and E to protect the body's cells against free radicals, which can help inhibit cancerous cells and prevent heart disease

(6) Vantone Longevity Salt. As a substitute for sodium in ordinary salt, the potassium contained in our product can not only avoid the harm resulted from sodium, but can also help improve kidney function. It also plays a key role in cardiac, skeletal, and smooth muscle contraction, making it an important nutrient for normal heart, digestive, and muscular function.

Bamboo Fiber and Yarn Product Family.  The Bamboo Fiber and Yarn Product Family consists of 13 products produced by a Chinese company located in Shenzhen. All the products are made of bamboo fiber and yarn. Bamboo grows widely throughout China and is easily to get. Bamboo is a renewable resource. It can be harvested without killing the plant, and it only takes a few months before the plant is ready to be harvested again. That makes it an environmentally friendly choice. Bamboo yarn is strong, flexible, and can be softer than silk when spun into yarn. The Bamboo Fiber and Yarn product family include quilts, towels, underwear, pajamas, mats,  etc. This category of products accounted a major part of our revenue during the year ended March 31, 2008.  However, because products made of bamboo materials are suitable for use in hot weather, we realized that in the long term the sales of products in the cold northern region would not have good potential. Thus we decided to suspend the sale of this category of products in 2008.

Seaside Naturals Baby Product Family.  Recently we entered into a sales agent agreement with Seaside Natural Inc, a U.S. company, and obtained the right to distribute its baby products “Little Star” series in China.  The “Little Star” series of baby products includes: Baby Powder (Sprinkle, Sprinkle Little Star Dust); Babies Cleaner; Baby Calming Spray; Baby Oil; Baby Lotion (Little Star Illuminating Lotion); Baby Diaper Rash Cream; Baby Wash and Shampoo; Baby Room Freshener; Baby Bottom Wash; Baby Cream; Baby Diaper Jelly; and Baby Cradle Cap Remedy.

Insurance Agency Services

The insurance industry in China is nascent, but growing rapidly.  From 2006 to 2007 the market for insurance in China more than doubled in size. Currently there are about 1000 professional insurance agencies in China.  Although the current global recession is a limiting factor, we believe that the market will continue to grow at a significant pace.  China’s government encourages the development of the insurance industry to satisfy the need for insurance products in China. With a better understand of the benefits of life and property insurance, Chinese citizens are more willing to spend money on insurance products.

In China, a license is required to become an insurance agent. The China Insurance Regulatory Commission (“CIRC”) is the regulatory authority that is responsible for the issuance of this license. On December 19, 2003, the CIRC granted Vantone Insurance a license to act as agent in the distribution of all types of insurance product and perform other insurance related services. The license expires on December 19, 2009, but we expect to be able to renew.

Vantone Insurance primarily represents the insurance products of New China Life Insurance Co., Ltd. and Ping An Insurance Corporation in Shenyang.  The Company expects to expand its involvement in the insurance market, and has recently developed relationships with two additional insurance companies in China: Zhong Yi Insurance Company and Xin Hua Insurance Company.

Meanwhile, the Company is also working with its underwriters to develop new insurance products based on feedback from the market. We anticipate a growing business income in this area in the coming years.

Our Suppliers

Most of the products sold by Vantone Yuan are manufactured of Vantone Yuan on a “private label” basis by independent factories.  Among our principal suppliers are:

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Mengxishi Products:

Beijing Daily-Commodity Manufacturing Company

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Vantone Water Purifier:

Guangzhou Yi Teng Distribution Company

Si Fang High Tech Stock Limited Company

Shenyang Lang Xun Technology

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Seaside Natural Furnace:

Guangzhou Zhongshan Wanyi Kitchen

Sanitary Product Limited Co.

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Alkaline Water Cups:

Shenyang Mei Yi Bio-Technology Company

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Bamboo Fiber and

          Yarn Products:

Shenzhen Shanyue Technology Development Company Ltd.

Some of these products are also manufactured by Vantone Manufacturing or Vantone Yuan.  Generally, we will be able to second source any of our products if any of our suppliers becomes unavailable to us

Physical Plant and Production

Our executive offices and distribution facilities are located No.195 Zhongshan Road, Heping District, Shenyang, China. We own the improvements to the land.  As is the rule in China, however, the land on which our offices are located is leased from the government for a term of 50 years.  The land use right was issued to Vantone by the City of Shenyang.

We also lease a parcel of land in the Kang Ping District of Shenyang.  Our production facility is located on the land.  The lease will expire on March 17, 2011; but we expect to be able to renew the lease.

Intellectual Property

Vantone Yuan is currently applying for trademark protection in China for its name:  Vantone and Vantone Yuan, and for the Chinese character logo:  “万通” and “万通源”.

Our subsidiary, Vantone Manufacturing, owns the trade mark of Seaside Naturals. The trademark registration number in China is ZC7158721SL.

Competition

Currently Vantone’s primary Chinese competitor is a large chain store named “Watsons Group,” which is engaged in the distribution of health care and cosmetics products in China. In addition, we face indirect competition from Amway, which has received permission from the Government of China to carry on direct multilevel sales of health and beauty supplies throughout  China. As a global leader in direct selling, Amway has over three million Independent Business Owners (IBOs) in over 80 countries and territories around the world. Amway first entered Chinese market in 1992 and was granted the direct sales license. By the end of 2006, it had 3 area sales branches in Guangzhou, Beijing and Shanghai, China. Also it has a manufacturing base in Guangzhou to produce nutrition products, cosmetics, personal and home care products. In 2006, the total revenue for Amway in China was 19 billion RMB (approx. $2.8 billion). Avon and Mary Kay are two other American companies licensed to conduct direct marketing of health care products and daily commodities in China.

Although our competitors have strong financial advantages and entered into the health and beauty market earlier than we did, we have competitive strength in three aspects. First, some of the key products that we distribute, such as Ganoderma Amboinense Capsules and Pan Tea Pallet, are unique to the market and exclusively distributed by us. Second, we have an efficient management team, a group of experts and professionals who are able to identify the most advanced new products in the industry, and experienced analysts who decide where to open new stores and create more production capacity. Third, we have developed a close business relationship with our customers through our 400 branded stores.

 The markets for the health care industry and the insurance industry in China are still in their infant stage and have great potential. Domestic demands are growing very fast because of the improvement of standard of living. As our brand names have gradually been recognized in the industries, suppliers are willing to offer our Company low wholesale prices to distribute their products through our network. We believe that with our effective strategies in marketing and sales, brand recognition, product quality, customer service, niche marketing and segmentation, we will be able to have a competitive advantage in the distribution of health care products and insurance products.

Employees

Vantone’s business is organized into six operational departments:  administration, marketing, human resources, business data management, financial data management, and production operations. There are currently 45 full-time employees, including 16 in administration, 10 in marketing, 7 in the human resource department, 5 in the business data management center, 5 in the financial data management center, and 2 in production operations.

 Management’s Analysis of Financial Statements

The accounting effect of the Entrusted Management Agreements entered into on April 1, 2007 is to cause the balance sheets and financial results of Vantone Yuan for the year ended March 31, 2008 to be consolidated with those of Vantone Manufacturing, with respect to which Vantone Yuan is now a variable interest entity.  On July 14, 2008, Vantone International acquired 100% ownership of Vantone Manufacturing, the effect of which causes the balance sheets and financial results of Vantone Manufacturing and Vantone Yuan for the nine months ended December 31, 2008 to be consolidated with those of Vantone International, the parent company.

As a wholly-owned subsidiary of Senior Optician, the consolidated financial statements of Vantone International, Inc. will be further consolidated with the financial statements of Senior Optician in future filings.  For that reason, the financial statements of Vantone Manufacturing and Vantone International have been filed with this Report, and the discussion below concerns the financial condition and results of operations of Vantone Manufacturing and Vantone Yuan.

Result of Operations

Nine Months Ended December 31, 2008 compared to Nine Months Ended December 31, 2007

Vantone Yuan commenced its operations in 2007, and has grown to achieve a significant position in the Chinese market for health and beauty aids.  During the year ended March 31, 2008, the combined revenues of Vantone Manufacturing and Vantone Yuan totalled $8,820,089.  During the nine months ended December 31, 2008, however, we implemented a major adjustment of our sales model and business development strategy. Our goal is to take advantage of our distribution network that we have developed for health and beauty products to enter the rapidly growing Chinese market for insurance policies.  In order to achieve that goal, it is necessary that we convert our marketing network from a franchise model to an agency model.  So for the past year we have been gradually transforming our franchisees into sales agents, capable of marketing both household supplies and insurance policies.

This transformation of our marketing network caused significant disruption in our sales effort during the nine months ended December 31, 2008.  During the same period, we suspended distribution of the bamboo products that had accounted for nearly 40% of our sales revenue during the year ended March 31, 2008.  We determined that the seasonality of the products and the limited geographic area in which they can be successfully marketed made them a disadvantageous foundation for our marketing effort.  Primarily as a result of these two adjustments, our revenues during the nine months ended December 31, 2008 dropped to $1,792,963 from $8,054,333 for the nine months ended December 31, 2007. Similarly, our revenue for the three months ended December 31, 2008 was reduced to $119,689 from $1,179,623 for the same period of 2007.

Our revenues arise from our two business segments: distribution of household commodities and marketing of insurance policies. Our revenues from the sale of our household products or services during the nine months ended December 31, 2008 totaled $1,683,282, or 93.9% of our revenues for the period. During the nine months ended December 31, 2008, our sales of household commodities was dominated by our water purifier series, which generated approximately $1.3 million, an increase of $908,664 or 222% compared to water purifier sale during the year ended March 31, 2008. The water purifiers, which are marketed by Vantone Manufacturing, thus produced approximately 77% of our total sales during the nine month period, as sales by Vantone Yuan dwindled, for the reasons discussed above.

Sales in the 3rd quarter of our fiscal year tend to lag sales in our other quarters, as evidenced by the three month periods ended December 31, 2008 and 2007. Generally we schedule our most substantial marketing efforts, including advertising and promotional activities, for the fourth quarter of the year, which ends on March 31. Because of this timing, our sales for the first and second quarters of the fiscal year exceed sales in the third quarter. We expect that, with our marketing efforts in the final quarter of the recently completed fiscal year, sales for the first and second quarter of the coming year will grow.

The revenue from our insurance agency services was $109,681, or 6.1% of our revenues for the nine months ended December 31, 2008. Since the beginning of the current fiscal year, we have made a concerted effort to significantly expand our insurance agency business, particularly focused on the distribution of life insurance and property insurance products for major insurance companies in China. As part of this effort, we have established relationships with a number of the major insurance companies in China, and will in the future be authorized to market life insurance and property insurance products for New China life Insurance Co., Ltd, Ping An Insurance, Zhong Yi Life Insurance, Shou Chuang An Tai, and XinFu Insurance Co. Thus we expect significant growth in this segment of business in the future.

Just as our revenue declined from the nine months of 2007 to the nine months of 2008, our cost of sales also dropped from $1,744,258 to $453,279. The gross margin was relatively stable, however, decreasing from 78.3% during the nine months ended December 31, 2007 to 74.7% during the nine months ended December 31, 2008.

Since our overhead has not changed significantly since 2007, our selling, general and administrative expenses remained relatively stable from period to period – with one exception.  General and administrative expense for the nine months ended December 31, 2008 grew to $816,850 from $461,308.  This was entirely attributable to the expenses that we incurred in connection with our efforts to effect a reverse merger of Vantone International into a U.S. shell company, as described in this Report.  We expect, however, that our selling, general and administrative expenses will increase in proportion to the revitalization in our business activity in the coming periods.  In addition, we will now bear the ongoing expenses attributable to being a U.S. public, reporting company.

Although, under U.S. accounting principles, we realized only $84,767 in net pre-tax income for the nine months ended December 31, 2008, our taxable income as calculated under Chinese principles was considerably higher.  For that reason, we recorded an income tax expense of $103,492 for the period.  In contrast, during the nine months ended December 31, 2007, Vantone

Yuan was exempt from income tax, and we recorded no liability, despite pre-tax income of $5,173,566.

For the reasons described above, we only realized only $1,035 in net income during the nine months ended December 31, 2008, compared to $5,163,749 for the nine months ended December 31, 2007. We incurred a net loss of $256,094 during the three months ended December 31, 2008.

Our business operates primarily in Chinese Renminbi (“RMB”), but we report our results in our SEC filings in U.S. Dollars.  The conversion of our accounts from RMB to Dollars will result in translation adjustments.  While our net income will be added to the retained earnings on our balance sheet; the translation adjustments will be added to a line item on our balance sheet labelled “accumulated other comprehensive income,” since they will be more reflective of changes in the relative values of U.S. and Chinese currencies than of the success of our business.  During the nine month ended on December 31, 2008, the effect of converting our financial results to Dollars was to add $165,996 to our accumulated other comprehensive income.

Year Ended March 31, 2008 Compared to the Period from Inception to March 31, 2007

We commenced our operations in January of 2007, and we did not realize any revenue from operations during the period from our date of inception on January 9, 2007 to March 31, 2007. During those three months, our efforts were focused on establishing the business.  So we incurred $25,129 in operating expenses, and realized a net loss of $18,783.

Beginning in April 2007, our revenue grew to $8,820,089 for the year ended March 31, 2008. The increase was attributable to our successful business marketing strategy and the expansion of our customer base. Just as our revenue grew significantly after April 2007, our cost of sales increased to $2,062,647, yielding a gross margin for the year ended March 31, 2008 of 76.6%

Our operating expenses during the year ended March 31, 2008 were $1,424,141.  These included a significant component of start-up costs.  As noted above, our operating expenses in the following year have been substantially less.  However, since we are involved in a significant reconfiguration of our business operations, it is premature to project the level of operating expenses that will accompany our business, when fully formed.

Out net income for the year ended March 31, 2008 was $5,297,288, representing a very favorable profit margin.  By the end of the fiscal year, however, we realized that our business model would limit our growth.  As a result we initiated the reconstruction of our business operations described earlier.  Our results for the year ended March 31, 2008, therefore, are not indicative of the results that can be expected in the future.

Liquidity and Capital Resources

After our shareholders made the initial contribution of our registered capital, the growth of our business has been funded, primarily, by the revenues resulted from our business operations. As a result, at December 31, 2008, we had no long term debts.

Our working capital at December 31, 2008 totaled $4,595,794, a decrease of $351,476 from our $4,947,270 in working capital as of March 31, 2008. Although our revenues dropped significantly during the nine months ended December 31, 2008, we still ended the year with $2,283,313 cash, an increase of $1,091,233 as a result of our first two years of business operation.

Included in our December 31, 2008 working capital was $1,639,066 recorded as prepayments and other current assets.  Most of this sum represents advances that we make to our suppliers for the purchase of the goods we distribute through our sales network.  It is common practice in China to secure a favorable relationship with suppliers by advancing payment for goods to be delivered at a later time.  While this aids us in obtaining favorable pricing on our purchases, the practice does limit the liquidity of our asset base.

Our business plan contemplates that we will expand to 1,000 the number of stores carrying the Vantone brand within the next two years, and that we will develop 20 regional sales agents across China. Implementation of this plan will require significant funds.  The funds are needed in order to:

•

Implement our direct marketing program, including development of internet commerce, calling center and an online presence;

•

Acquire 10 insurance agencies to expand our insurance agency business;

•

Establish stores throughout China; and

•

Implement an advertising and marketing program adequate to assure us of substantial market presence.

Our plan is to sell a portion of our equity in order to obtain the necessary funds, which will reduce the equity share of our existing shareholders.  To date, however, we have received no commitment from any source for funds.

            Off-Balance Sheet Arrangements

Neither Vantone International, Vantone Manufacturing nor Vantone Yuan has any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on their financial condition or results of operations.

Risk Factors That May Affect Future Results

You should carefully consider the risks described below before buying our common stock.  If any of the risks described below were realized, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Our ability to generate revenues could suffer if the PRC market for health care and insurance products does not develop as anticipated.

As the economy of the PRC has expanded in recent years, the market for both our consumer products and our insurance products has swelled.  This momentum has been abetted by the introduction of new products, the development of consumer preferences by new competitors and adaptation of strategies by existing competitors. We expect both markets will continue to grow, and we must continue to adapt our strategy to be competitive in the market. The current worldwide recession, however, has reduced the rate of growth, and the long term prognosis for the Chinese economy cannot be predicted.  Likewise consumer tastes are difficult to accurately predict. If we cannot successfully identify the suitable products to be distributed in the market, our ability to increase revenues could suffer.

Competition from other chain stores which carry similar products and services could materially adversely affect our revenues and financial condition.

The health care and insurance agent industry are highly competitive and driven by consumer preferences. Our competitors include chain stores with brands known domestically and overseas. Our competition also includes worldwide direct marketing organizations, such as Amway and Avon.  Our competitors may introduce products similar to ours with more competitive prices that will cause us to lose customers. Failure to maintain our competitive position could materially decrease our revenues and affect our financial condition.

 Our business and operations are growing rapid. If we fail to effectively manage our growth, our business and operating results could be harmed.

To date we have experienced, and continue to experience, rapid growth in our operations.  This has placed, and will continue to place, significant demands on our management, and on our operational and financial infrastructure. If we do not effectively manage our operations, the quality of our products and services will suffer, which would negatively affect our operating results. If the necessary funding can be obtained, we will be able to improve our operational, financial and management controls and our reporting systems and procedures. The complexity of this undertaking means that we are likely to face many challenges, some of which are not foreseeable. Problems may occur with our business relationship with the suppliers, and with our ability to sell our products to our customers. If we are not able to obtain the necessary funding and operate efficiently, our business plan may fall short of its goals, and our ability to manage our growth could be hurt.

The capital investments that we plan may result in dilution of the equity of our present shareholders.

We intend to raise a large portion of the funds necessary to implement our business plan by selling equity in our company.  At present we have no commitment from any source for those funds.  We cannot determine, therefore, the terms on which we will be able to raise the necessary funds.  It is possible that we will be required to dilute the value of our current shareholders’ equity in order to obtain the funds.  If, however, we are unable to raise the necessary funds, our growth will be limited, as will our ability to compete effectively.

An inability to protect our intellectual property rights could reduce the value of our products, services and brand.

Our unique technologies and brand are important assets for us.  We have applied to the Chinese government for intellectual property right protection for some of the technologies and brands that we own. However, this legal effort may sometimes not be sufficient or effective, due to the lack of effective legal enforcement in China.  Any significant impairment of our intellectual property rights could harm our business or our ability to compete. In addition, since protection of our intellectual property rights is costly and time consuming, any unauthorized use of our patented technologies could increase our cost of business and eventually harm our operating results.

An increase in wholesale prices for our distributed products could increase Vantone’s costs and decrease its profits.

Changes in wholesale prices for our distributed products could significantly affect Vantone’s business. Since cost for the distributed materials constitute a substantial part of our product price, increase in the cost will decrease our profit margin.  We also rely on several major suppliers to provide such products to distribute. Failure to maintain business relationship with this these major suppliers may make the distributed products inaccessible, and thus hurt our operating results.

We may have difficulty establishing adequate management and financial controls in China.

The People’s Republic of China has only recently begun to adopt the management and financial reporting concepts and practices that investors in the United States are familiar with.  We may have difficulty in hiring and retaining employees in China who have the experience necessary to implement the kind of management and financial controls that are expected of a United States public company.  If we cannot establish such controls, we may experience difficulty in collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley, and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors, on committees of our board of directors or as executive officers.

As a public company, we are required to comply with rules and regulations of the SEC, including expanded disclosure, accelerated reporting requirements and more complex accounting rules.  This will continue to require additional cost management resources. We will need to continue to implement additional finance and accounting systems, procedures and controls as we grow to satisfy these reporting requirements. In addition, we may need to hire additional legal and accounting staff with appropriate experience and technical knowledge, and we cannot assure you that if additional staffing is necessary that we will be able to do so in a timely fashion. If we are unable to complete the required annual assessment as to the adequacy of our internal reporting or if our independent registered public accounting firm is unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting in the future, we could incur significant costs to become compliant.

Our financial results may be affected by mandated changes in accounting and financial reporting.

We prepare our financial statements in conformity with accounting principles generally accepted in the United States of America. These principles are subject to interpretation by the Securities and Exchange Commission and other regulatory institutions responsible for the promulgation and interpretation of securities rules and accounting policies. A change in these policies may have a significant effect on our reported results and may even retroactively affect previously reported transactions.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization.

Capital outflow policies in China may hamper our ability to pay dividends to shareholders in the United States.

The People’s Republic of China has adopted currency and capital transfer regulations. These regulations require that we comply with complex regulations for the movement of capital. Although Chinese governmental policies were introduced in 1996 to allow the convertibility of RMB into foreign currency for current account items, conversion of RMB into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange. We may be unable to obtain all of the required conversion approvals necessary for our operations, and Chinese regulatory authorities may impose greater restrictions on the convertibility of the RMB in the future. Because most of our future revenues will be in RMB, any inability to obtain the requisite approvals or any future restrictions on currency exchanges will limit our ability to pay dividends to our shareholders.

Currency fluctuations may adversely affect our operating results.

Vantone generates revenues and incurs expenses and liabilities in Renminbi, the currency of the People’s Republic of China.  However, as a subsidiary of the Company, it will report its financial results in the United States in U.S. Dollars.  As a result, our financial results will be subject to the effects of exchange rate fluctuations between these currencies.  From time to time, the government of China may take action to stimulate the Chinese economy that will have the effect of reducing the value of Renminbi.  In addition, international currency markets may cause significant adjustments to occur in the value of the Renminbi.  Any such events that result in a devaluation of the Renminbi versus the U.S. Dollar will have an adverse effect on our reported results.  We have not entered into agreements or purchased instruments to hedge our exchange rate risks.

All of our assets are located in China.  So any dividends or proceeds from liquidation are subject to the approval of the relevant Chinese government agencies.

Our assets are located inside China. Under the laws governing FIEs in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency’s approval and supervision as well the foreign exchange control. This may generate additional risk for our investors in case of dividend payment or liquidation.

The Company is not likely to hold annual shareholder meetings in the next few years.

Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved.  The current members of the Board of Directors were appointed to that position by the previous directors.  If other directors are added to the Board in the future, it is likely that the current directors will appoint them.  As a result, the shareholders of the Company will have no effective means of exercising control over the operations of the Company.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the People’s Republic of China do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Executive Compensation

Information regarding the compensation paid to the executive officers of the Company during the past three fiscal years is set forth in Part III, Item 11 of  the Company‘s Annual Report on Form 10-KSB, which was filed with the Securities and Exchange Commission on July 15, 2008.

Employment Agreements

All of our officers and directors serve on an at-will basis.

Related Party Transactions

Honggang Yu, the majority shareholder of Vantone International and of Senior Optician, owns 16.67% of Shenyang HaiGui Investment Co., Ltd. (“HaiGui”).   In order to support HaiGui’s operations, Vantone Yuan advanced to HaiGui an unsecured loan in the amount of

$183,115 in November 2007 with no interest. This loan was fully paid off by HaiGui on June 25, 2008. However, Vantone Yuan made another unsecured loan to HaiGui in amount of $58,630 on July 9, 2008.  The loan did not bear interest and was payable on March 31, 2009. HaiGui fully satisfied the loan by March 30, 2009.

Honggang Yu also owned 10% of Shenyang TongLiDa Trading Co., Ltd. (“TongLiDa”).  In order to support TongLiDa’s operations, Vantone Yuan advanced funds to TongLiDa in the amount of $364,863 in April 2007. This loan was fully paid off by TongLiDa on May 9, 2008. However, Vantone Yuan made another unsecured loan to TongLiDa in amount of $7,328, which did not bear interest and was payable on March 31, 2009. TongLida fully paid off the loan on March 30, 2009.

In March 2009 Vantone Yuan transferred ownership of Jilin Qunfeng Insurance Agent Co., Ltd to Honggang Yu and Hongfen Cao, Mr. Yu’s spouse. Mr. Yu and Ms. Cao paid 80,000 RMB in exchange for Qunfeng. At the same time, Vantone Yuan transferred its ownership of Heilongjiang DiAn Insurance Agent Co., Ltd. to Mr. Yu and Ms. Cao in exchange for 50,000 RMB.

From time to time, since he organized Vantone Manufacturing and Vantone Yuan, Honggang Yu has loaned money to those entities, or they have loaned money to Mr. Yu.  The loans do not bear interest and are payable on demand.  As of December 31, 2008, the total net amount owed by Honggang Yu to the Company as a result of these loans was $353,722.

Director Independence

None of the member of our Board of Directors are independent, as “independent” is defined in the rules of the NASDAQ Stock Market.

Description of Securities

The Board of Directors of Senior Optician is authorized to issue 100,000,000 shares of

Common Stock, $.001 par value per share, of which 29,901,000 shares are outstanding.  The Board of Directors is also authorized to issue 10,000,000 shares of Preferred Stock, $.001 par value, none of which are outstanding.

Common Stock.  Holders of the Company are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders.  There is no cumulative voting in the election of directors.  Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors with respect to the Common Stock out of funds legally available therefore and, in the event of liquidation, dissolution or winding up of the Company, to share rateably in all assets remaining after payment of liabilities.  The holders of Common Stock have no pre-emptive or conversion rights and are not subject to further calls or assessments.  There are no redemption or sinking fund provisions applicable to the Common Stock.

Preferred Stock.  The Board of Directors of the Company is authorized to designate the preferred stock in classes, and to determine the rights, privileges and limitations of the shares in each class.

Recent Sales of Unregistered Securities

Neither Senior Optician nor Vantone International has made a sale of unregistered securities within the past three years, except that (a) Senior Optician issued a common stock purchase warrant to Gregory Wilson, as disclosed in the notes to the financial statements of Senior Optician included in its Quarterly Report on Form 10-Q for the period ended December 31, 2008, (b) Vantone International issued 100,000 shares of common stock to Honggang Yu and Jichun Li in exchange for their interest in the registered capital of Vantone Manufacturing, and (c) Senior Optician issued shares to Messrs. Yu and Li in the Share Exchange.

Market Price and Dividends on Common Equity and Other Shareholder Matters

Information regarding the market price of the Company’s common equity, payment of dividends, and other shareholder matters is set forth in is set forth in Part III, Item 11 of  the Company‘s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on July 15, 2008.

Legal Proceedings

Neither the Company nor Vantone International, Vantone Manufacturing, or Vantone Yuan, is party to any material legal proceedings.

Changes in and Disagreements with Accountants

Not applicable.

Item 9.01

Financial Statements and Exhibits

Financial Statements

Page

Consolidated financial statements of Vantone International for the nine month periods ended December 31, 2008 and 2007 (unaudited)

F-1

Consolidated financial statements of Vantone Manufacturing for the year ended

March 31, 2008 and the period from inception to March 31, 2007 (audited)

F-25

Exhibits

10-a   Share Exchange Agreement dated May 14, 2009 among Senior Optician Service, Inc. and Honggang Yu and Jichun Li.

10-b

Entrusted Management Agreement dated April 1, 2007 among Junbao Zhang, Jichun Li, Shenyang Vantone Yuan Trading Co., Ltd.  and Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

10-c

Proxy Agreement dated April 1, 2007 among Shenyang Vantone Healthcare Products Manufacturing Co., Ltd., Shenyang Vantone Yuan Trading Co., Ltd., Junbao Zhang and Jichun Li.

10-d

Purchase Option and Cooperation Agreement dated April 1, 2007 among Junbao Zhang, Jichun Li, Shenyang Vantone Yuan Trading Co., Ltd.  and Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 15, 2009

            SENIOR OPTICIAN SERVICE, INC.

By: /s/ Honggang Yu

Honggang Yu, Chief Executive Officer

Vantone International Group Inc. and Subsidiary

Index to the Consolidated Financial Statements

Page

F-2

Consolidated Balance Sheets (Unaudited) and (Audited)

F-3

Consolidated Statements of Operations (Unaudited)

F-4 to F-5

Consolidated Statements of Cash Flows (Unaudited)

F-6 to F-23

Notes to Consolidated Financial Statements (Unaudited)

Vantone International Group Inc. and Subsidiary
Consolidated Balance Sheets
		*
	December 31,2008	March 31,2008
	Unaudited	Audited
Current Assets
Cash and equivalents	$ 2,283,313	$ 2,332,659
Accounts receivable	4,266	294
Inventories	249,601	100,563
Loan to shareholders/officers, net	352,988	1,587,285
Loan to related parties, net	65,958	913,933
Prepayments and other current assets	1,639,066	817,185
Deferred income tax assets	127,399	45,325
Total Current Assets	4,722,591	5,797,244
Property and Equipment - Net	3,285,668	3,238,298
Investment - At Equity	-	67,691
Goodwill	41,824	-
Total Assets	8,050,083	9,103,233
Current Liabilities
Accounts payable and accrued expenses	89,322	175,492
Accounts payable, related parties	-	133,995
Customer deposits	17,923	447,536
Taxes payable	9,513	85,820
Other current liabilities	10,039	7,131
Total Current Liabilities	126,797	849,974
Total Liabilities	126,797	849,974

Minority Interest	168,287	183,122

Stockholders' Equity
Common stock, $0.001 par value, 100,000 shares	100	100
authorized, issued, and outstanding
Additional paid-in capital	1,880,019	2,362,188
Reserve funds	624,605	569,325
Retained earnings	4,621,876	4,676,121
Accumulated other comprehensive income	628,399	462,403
Total Stockholders' Equity	7,754,999	8,070,137
Total Liabilities and Stockholders' Equity	$ 8,050,083	$ 9,103,233
*: As stated to show recapitalization

See notes to consolidated financial statements.

Vantone International Group Inc. and Subsidiary

Consolidated Statements of Operations (Unaudited)
	Three Months Ended December 31,		Nine Months Ended December 31,
	2008	2007	2008	2007
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues
Products	$ 71,816	$ 941,269	$ 1,619,318	$ 7,814,876
Service rendered	47,873	238,354	173,645	239,457
Total Revenue	119,689	1,179,623	1,792,963	8,054,333
Cost of Goods Sold
Products	20,348	173,590	348,685	1,584,923
Service rendered	47,159	159,335	104,594	159,335
Total Cost of Sales	67,507	332,925	453,279	1,744,258
Gross Profit	52,182	846,698	1,339,684	6,310,075
Operating Expenses
Selling expenses	27,541	29,378	384,455	675,253
General and administrative expenses	284,836	230,509	816,850	461,308
Total Operating Expenses	312,377	259,887	1,201,305	1,136,561
(Loss) Income From Operations	(260,195)	586,811	138,379	5,173,514
Other Expense
Interest income, net	4,296	727	11,603	3,289
Other income (expense), net	(4,594)	(3,014)	(16,843)	(3,237)
Loss on disposition of fix assets	(33,735)	-	(48,373)	-
Total Other (Expense) Income	(34,033)	(2,287)	(53,613)	52
(Loss) Income Before Taxes and Minority Interest	(294,228)	584,524	84,767	5,173,566
Provision for Income Taxes	(30,827)	-	103,492	-
(Loss) Income Before Minority Interest	(263,401)	584,524	(18,725)	5,173,566
Minority Interest	(7,307)	9,817	(19,760)	9,817

Net (Loss) Income	$ (256,094)	$ 574,707	$ 1,035	$ 5,163,749
Foreign Currency Translation (Loss) Gain	(37,025)	158,838	165,996	240,147
Comprehensive (Loss) Income	$ (293,119)	$ 733,545	$ 167,031	$ 5,403,896
Net (Loss) Income Per Common Share
- Basic and Diluted	$ (2.56)	$ 5.75	$ 0.01	$ 51.64
Weighted Common Shares Outstanding *
- Basic and Diluted	100,000	100,000	100,000	100,000
*: As restated to show recapitalization.

See notes to consolidated financial statements.

Vantone International Group Inc. and Subsidiary

Consolidated Statements of Cash Flows (Unaudited)
	Nine Months Ended December 31,
	2008	2007
	Unaudited	Unaudited
Cash Flows From Operating Activities
Net Income	$ 1,035	$ 5,163,749
Adjustments to Reconcile Net Income to Net Cash
(Used in) Provided by Operating Activities
Depreciation	126,402	25,356
Minority interest	(19,760)	9,817
Deferred income tax benefits	(80,164)	-
Loss on disposal of fixed assets	48,373	-
Changes in operating assets and liabilities:
Accounts receivable	(3,857)	(283)
Inventories	(142,293)	(28,009)
Prepayments and other current assets	(777,585)	(791,044)
Accounts payable and accrued expenses	(88,584)	190,743
Accounts payable - related parties	(133,995)	-
Customer deposit	(430,097)	537,406
Taxes payable	(76,564)	48,287
Other current liabilities	2,637	6,506
Net Cash (Used in) Provided by Operating Activities	(1,574,452)	5,162,528
Cash Flows From Investing Activities
Payment for investment	-	(54,568)
Payment for goodwill	(41,824)	-
Payment for purchase of property and equipment	(170,560)	(2,052,325)
Net Cash Used in Investing Activities	(212,384)	(2,106,893)
Cash Flows From Financing Activities
Proceeds from shareholders contribution of variable interest entities	-	1,311,863
Payment to acquired subsidiaries of variable interest entities	(414,478)	-
Proceeds from shareholders/officers	1,322,662	91,900
Payment to shareholders/officers	(44,282)	(3,818,814)
Proceeds from related parties	944,950	1,223
Payment to related parties	(71,593)	(546,486)
Net Cash Provided by (Used in) Financing Activities	1,737,259	(2,960,314)
Net (Decrease) Increase in Cash and Equivalents	(49,577)	95,321
Effect of Exchange Rate Changes on Cash	231	256,589
Cash and Equivalents at Beginning of Period	2,332,659	100,181
Cash and Equivalents at End of Period	$ 2,283,313	$ 452,091

See notes to consolidated financial statements.

Vantone International Group Inc. and Subsidiary

Consolidated Statements of Cash Flows (Unaudited) (Continued)
Nine Months Ended December 31,
	2008	2007
	Unaudited	Unaudited
Supplemental Disclosures of Cash Flow Information:
Interest paid	$ -	$ -
Income taxes paid	$ 253,657	$ -

Supplemental Schedule of Non-Cash Investing
and Financing Activities:
Shareholder of variable interest entities contribute
fix assets for equity ownership	$ -	$ 1,111,886

See notes to consolidated financial statements.

Vantone International Group Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

1.

Organization and Nature of Operations

Vantone International Group Inc. (“Vantone Group”) was incorporated under the laws of Nevada on December 5, 2007. It is a holding company that has owned 100% of the equity in Shenyang Vantone Healthcare Products Manufacturing Co., Ltd. (“Vantone Manufacturing”) since July 14, 2008. Most of Vantone Group’s activities are conducted through its wholly own subsidiary, Vantone Manufacturing, and Vantone Manufacturing’s variable interest entities in The People’s Republic of China (“PRC”).

Vantone Group, Vantone Manufacturing, and all of Vantone Manufacturing’s variable interest entities listed below will be called “the Company” in the accompanying consolidated financial statements.

Vantone Manufacturing

Vantone Manufacturing is a foreign owned enterprise that was incorporated under the laws of LiaoNing Province in the PRC on January 9, 2007. Vantone Manufacturing was incorporated under the name “Shenyang Vantone Healthcare Food Co., Ltd.,” but adopted its current name on June 20, 2007. Its registered term of operations is fifteen years, from January 9, 2007 to January 8, 2022. Vantone Manufacturing engages in manufacturing, processing, and marketing of daily commodities, water purifying equipment, and kitchen and bath equipment. Since year 2007, Vantone Manufacturing has outsourced all of its manufacturing activities to enterprises in the PRC that are dedicated to manufacture exclusive products for Vantone Manufacturing.

Entrusted Management of Vantone Yuan

On April 1, 2007, Vantone Manufacturing signed three agreements (Entrusted Management Agreement, Proxy Agreement, and Purchase Option and Cooperation Agreement) with the shareholders of Shenyang Vantone Yuan Trading Co., Ltd. (“Vantone Yuan”).  Vantone Yuan is a private enterprise that was incorporated under the laws of LiaoNing Province.  It was incorporated under the name “Shenyang Tongbida Trading Co., Ltd.,” but adopted its current name on June 21, 2007.  The Entrusted Management Agreement stipulates that Vantone Manufacturing will enjoy all of the profits and bear all of the losses arising from the business of Vantone Yuan during Vantone Manufacturing’s management period. The effective terms of these agreements are ten years starting from April 1, 2007.  The terms may be extended by the written agreement among the parties upon the expiration of the agreement. By reason of the Entrusted Management Agreement and its ancillary agreements, Vantone Manufacturing is considered to be the primary beneficiary of the business of Vantone Yuan.  Therefore the financial statements of Vantone Yuan and its subsidiaries are required to be consolidated with the financial statements of Vantone Manufacturing, in accordance with accounting principles generally accepted in the United States (“US GAAP”).  See Note 12 for detailed information regarding the Entrusted Management Agreements.

Vantone International Group Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Vantone Yuan engages in the distribution and sale of daily commodities.  It also engages in the import/export of various merchandise and technologies through a self-conducted trade model or agency arrangement.  In March 2008 Vantone Yuan established a branch office in Jilin Province and in October 2008 it established a branch office in Heilongjiang Province. Both offices engage in the distribution and sale of daily commodities, and are licensed by the Industry and Commercial Bureau of the PRC to operate until March 29, 2012.

During the periods covered by these financial statements, Vantone Yuan also operate through the following subsidiaries:

Kang Ping Vantone Trading Co., Ltd (“Kang Ping”) and Kang Ping Vantone Yuan Trading Co., Ltd., which were incorporated under the laws of LiaoNing Province in the PRC on March 20, 2008 and December 23, 2008, respectively. Vantone Yuan owns 100% of the registered capital of both subsidiaries.  They each engage in the distribution and sales of daily commodities and also engage in the import/export of various merchandise and technologies through a self-conducted trade model or agency arrangement in Kangping County of Shenyang District.

Shenyang Vantone Liyuan Trading Co., Ltd. (“Liyuan”), in which Vantone Yuan had a 36.36% ownership interest from December 3, 2007 to April 24, 2008, and has had a 100% ownership interest since April 24, 2008.  Because Vantone Yuan did not have majority control over Liyuan during the year ended March 31, 2008, Vantone Yuan recorded its investment in Liyuan by the equity method for the year ended March 31, 2008. However, since acquiring 100% ownership of Liyuan on April 24, 2008 (which was approved by the Industrial and Commercial Bureau in Shenyang PRC on April 30, 2008), Vantone Yuan has consolidated Liyuan’s financial results with its own.  Liyuan engages in the distribution and sales of daily commodities, and also engages in the import/export of various merchandise and technologies through a self-conducted trade model or agency arrangement.

Liaoning Vantone Insurance Agent Co., Ltd. (“Vantone Insurance”), in which Vantone Yuan has held a 78% ownership interest since November 16, 2007.  Vantone Insurance engages in the insurance agency business, mainly representing the insurance products of New China Life Insurance Co., Ltd. and Ping An Insurance Corporation in the Shenyang District of the PRC.

Jilin Qunfeng Insurance Agent Co., Ltd. (“Qunfeng”), in which Vantone Yuan held a 100% ownership interest after its acquisition was approved on September 26, 2008 by the Jilin Industrial and Commercial Bureau of the PRC.  Qunfeng is an insurance agency company in Jilin Province that mainly represents the property insurance products of Sunshine Property and Casualty Insurance Co., Ltd. and An Hua Agricultural Insurance Co., Ltd. However, on March 30, 2009 the Jilin

Vantone International Group Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Industrial and Commercial Bureau of the PRC approved the transfer by Vantone Yuan of its ownership of Qunfeng to Mr. Honggang Yu, Chairman of Vantone Yuan, and Mrs. Hongfen Cao.

Heilongjiang DiAn Insurance Agent Co., Ltd (“DiAn”), which Vantone Yuan purchased for 500,000 RMB (approximately $73,099) on September 26, 2008. This acquisition had been approved by the Heilongjiang Industrial and Commercial Bureau of the PRC on October 23, 2008. However, DiAn did not receive the correct amended business operation certificate until January 8, 2009. DiAn engages in the insurance agency business, mainly representing the insurance products of TaiPing Insurance Co. and Sunlight Agricultural Mutual Insurance Co. in Helongjiang Province.  However, on March 26, 2009 the Heilongjiang Industrial and Commercial Bureau of the PRC approved the transfer by Vantone Yuan of its ownership of DiAn to Mr. Honggang Yu, Chairman of Vantone Yuan, and Mrs. Hongfen Cao.

2.

Basis of Presentation

a.

Fiscal Year

The Company’s fiscal year ends on March 31. The accompanying consolidated financial statements of operations and cash flows included activities for the nine months ended December 31, 2008 and 2007, respectively.

b.

Principle of Consolidation

The accompanying consolidated financial statements present the financial position, results of operations and cash flows of the Company and all entities in which the Company has a controlling voting interest. The consolidated financial statements also include the accounts of any variable interest entities in which the Company is considered to be the primary beneficiary and such entities are required to be consolidated in accordance with accounting principles generally accepted in the United States (“US GAAP”). These consolidated financial statements include the financial statements of Vantone Group, Vantone Manufacturing, and Vantone Manufacruting’s variable interest entities. All significant intercompany transactions and balances are eliminated in consolidation.

The accompanying consolidated financial statements are prepared in accordance with US GAAP. This basis of accounting differs from that used in the statutory accounts of some of the Company’s subsidiaries, which were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises with foreign investment in the PRC (“PRC GAAP”). Necessary adjustments were made to the subsidiary statutory accounts to conform to US GAAP were included in these consolidated financial statements.

Vantone International Group Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

3.

Summary of Significant Accounting Policies

a.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principal generally accepted in United States requires management to make estimates and assumptions that affect the amount reported in the consolidated financial statements and the accompany notes. Actual results could differ from those estimates.

b.

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars. The company’s functional currency is the Renminbi (“RMB”). The consolidated financial statements are translated to U.S. dollars using year-end rates of exchange for assets and liabilities, average rates of exchange for the period for revenues, costs, and expenses, and historical capital contribution rate of exchange for capital contribution. Net gains and losses resulting from foreign exchange transactions are included in the statements of operations.

The following rates are used in translating the RMB to the U.S. Dollar presentation disclosed in these consolidated financial statements for the nine months ended of December 31, 2008 and 2007.

		Nine Months Ended of December 31,
		2008		2007
Assets and liabilities	period ended rate of RMB	¥ 6.8225	/per USD	¥ 7.2946	/per USD
Revenue and expenses	average rate of RMB	¥ 6.8779	/per USD	¥ 7.5527	/per USD

c.

Cash and Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The carrying value of cash equivalents approximates market value.

d.

Accounts Receivable

Accounts receivable are recognized and carried at original invoice amount less allowance for any uncollectible amounts. The Company provides an allowance for doubtful accounts equal to the estimated losses that will be incurred in the collection of receivables. The estimated losses are based on a review of the current status of the existing receivables. As of December 31, 2008 and fiscal year ended March 31, 2008, the Company had not recorded an allowance for uncollectible accounts, since it believes all receivable can be collected in the near future.

Vantone International Group Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

e.

Inventories

The Company recorded the inventories at the lower of cost or market. Cost of raw materials and purchased finished goods are determined on a first-in, first-out basis (“FIFO”). Manufactured finished goods are determined on the weighted average basis and are comprised of direct materials, direct labor, and an appropriate proportion of overhead.

f.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash and equivalents, accounts receivable, inventories, prepaid and other current assets, deferred income tax assets, accounts payable and accrued expenses, customer deposits, taxes payable and other current liabilities approximate their fair value because of the immediate or short-term maturity of these financial instruments.

g.

Property and Equipment - Net

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Upon sale or retirement of plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the Company’s Consolidated Statements of Operations.

Depreciation of property and equipment is computed by using the straight-line method over the estimated useful lives of assets as follows:

Years
Buildings	20 years
Vehicles	3 years to 5 years
Equipments and office furniture	5 years
Software	3 years

h.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its other long-lived assets, if circumstances indicate impairment may have occurred pursuant to SFAS No. 144. This analysis is performed by comparing the respective carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. If such analysis indicates that the carrying value of these assets is not recoverable, the carrying value of such assets is reduced to fair value through a charge to the Company’s Consolidated Statements of Operations.

i.

Goodwill

Goodwill and other intangible assets are accounted for in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”. Under SFAS 142, goodwill, including any goodwill included in the

Vantone International Group Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

carrying value of investments accounted for using the equity method of accounting, and certain other intangible assets deemed to have indefinite useful lives are not amortized. Rather, goodwill and such indefinite-lived intangible assets are assessed for impairment at least annually based on comparisons of their respective fair values to their carrying values.

Finite-lived intangible assets are amortized over their respective useful lives and, along with other long-lived assets, are evaluated for impairment periodically whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.

In evaluating long-lived assets for recoverability, including finite-lived intangibles and property and equipment, the Company uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with SFAS No.144. To the extent that estimated future undiscounted net cash flows attributable to the asset are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell.

j.

Revenue Recognition

Revenue includes sales of products and services rendered. Products revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers, net of allowance for estimated returns, when both title and risk of loss transfer to the customer, provided that no significant obligations remain. Deferred revenue represents the undelivered portion of invoiced value of goods sold to customers. Service income is recognized when services are provided. Revenue from service contracts, for which the Company is obligated to perform, is recorded as deferred revenue and subsequently recognized over the term of the contract or when the service is completed. Sales transactions not meeting all the conditions of the full accrual method are accounted for using the deposit method of accounting.  Under the deposit method, all costs are capitalized as incurred, and payments received from the buyer are recorded as customer deposits. Revenue is represented net of value added taxes (“VAT”) for the sales revenue from PRC subsidiaries.

k.

Employee Welfare Benefit

The Company has established an employee welfare plan in accordance with Chinese law and regulations. The Company makes annual pre-tax contributions of 14% of all employees’ salaries. Commencing from January, 2008, pursuant to China Regulation, the Company should recognize the welfare expenses when occurred instead of accrued. The total expenses for the above plan amounted to $3,290 and $7,136 for the nine months ended December 31, 2008 and 2007, respectively.

l.

Income Taxes

Vantone Group files federal income taxes and annual franchise tax with the State of Nevada. The Company’s PRC subsidiary, Vantone Manufacturing, files income tax returns under the Income Tax Law of the People's Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax

Vantone International Group Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

laws. Vantone Yuan and its subsidiaries file income tax returns under the Income Tax Law of the People's Republic of China.

The Company follows Statement of Financial Accounting Standards No. 109 - Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred taxes also are recognized for operating losses that are available to offset future income taxes.

m.

Comprehensive Income

SFAS 130, “Reporting Comprehensive Income”, defines comprehensive income to include all changes in equity except those resulting from investments by owners and distributions to owners and requires that the period’s comprehensive income, its components and accumulated balances be disclosed. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other consolidated financial statements. The Company’s only current component of comprehensive income is the foreign currency translation adjustment.

n.

Basic and Diluted Net Income Per Share

The Company accounts for net income per common share in accordance with SFAS 128, “Earnings per Share” (“EPS”).  SFAS 128 requires the disclosure of the potential dilution effect of exercising or converting securities or other contracts involving the issuance of common stock. Basic net income per share is determined based on the weighted average number of common shares outstanding for the period.  Diluted net income per share is determined based on the assumption that all dilutive convertible shares and stock options were converted or exercised into common stock. The Company did not have any outstanding convertible shares or share options as of December 31, 2008 or as of March 31, 2008.

o.

Segment Reporting

SFAS 131, Disclosure about Segments of an Enterprise and Related Information, requires disclosure of reportable segments used by management for making operating decisions and assessing performance. Reportable segments are categorized by products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has effect on the Company’s financial statements. The Company generated two categories of revenues: products sold and commission received for insurance agency business, see segment reporting spreadsheet on Note 12.

Vantone International Group Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

p.

Recent Pronouncements

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No.162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 indicates the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. Accordingly, the GAAP hierarchy should reside in the accounting literature established by the FASB.  The FASB issued SFAS 162 to achieve that result. SFAS 162 also identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy).  SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company is in the process of evaluating the new disclosure requirements under SFAS 162.

In March 2008, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No.161,"Disclosures about Derivative Instruments and Hedging Activities - An Amendment of SFAS No. 133" ("SFAS 161"). SFAS 161 seeks to improve financial reporting for derivative instruments and hedging activities by requiring enhanced disclosures regarding the impact on financial position, financial performance, and cash flows. To achieve this increased transparency, SFAS 161 requires (1) the disclosure of the fair value of derivative instruments and gains and losses in a tabular format; (2) the disclosure of derivative features that are credit risk-related; and (3) cross-referencing within the footnotes. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends), with early application encouraged. The Company is in the process of evaluating the new disclosure requirements under SFAS 161.

In December 2007, the Financial Accounting Standard Board (“FASB”) issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements-an amendment of ARB No. 51” which clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This statement also changes the way the consolidated income statement is presented. It requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. In addition, it requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. SFAS No. 160 is effective for fiscal years and interim periods within those fiscal years beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The company is currently in the process of evaluating the effect, if any, the adoption of SFAS No. 160 will have on its consolidated results of operations, financial position, and financial disclosure.

Vantone International Group Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

In December 2007, Statement of Financial Accounting Standards No. 141(R), Business Combinations, was issued. SFAS No. 141R replaces SFAS No. 141, Business Combinations. SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This replaces SFAS 141's cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. SFAS 141R also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141R). SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). An entity may not apply it before that date. The Company is currently evaluating the impact that adopting SFAS 141R will have on its financial statements.

4.

Inventories

Inventories consisted of the following:

	December 31, 2008	March 31, 2008
	Unaudited	Audited
Raw materials	$ 12,836	$ 1,125
Working in progress	-	12,223
Finished goods	192,119	87,215
Inventory equivalents	44,646	-
Total	$ 249,601	$ 100,563

5.

Loan to Shareholders/ Officers, Net

Amounts loaned to shareholders/officers are unsecured, non-interest bearing, and have no set repayment date. As of December 31, 2008 and as of March 31, 2008, the total net amounts of loans to the shareholders/officers were $352,988 and $1,587,285, respectively, this represented the net amounts lent by the Company to shareholders/officers.

Vantone International Group Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

	December 31, 2008	March 31, 2008
	Unaudited	Audited
Mr. Honggang Yu	$ 353,722	$ 1,579,069
Mr. Jichun Li	-	7,131
Ms. Shuying Wang	733	1,085
Ms. Yan Teng	(1,467)	-
Total	$ 352,988	$ 1,587,285

6.

Loan to Related Parties, Net

Besides acquiring the 36.36% ownership equity in Liyuan on December 3, 2007, in order to support Liyuan’s operation, the Company loaned the amount of $367,240 (equivalent to RMB 2,575,085) to Liyuan as of March 31, 2008. These loans were unsecured, non interest bearing, and had no set repayment date. All of them had been eliminated as of December 31, 2008, since Vantone Yuan became a 100% equity owner of Liyuan on April 24, 2008, and Liyuan’s records have been consolidated with Vantone Yuan’s.

The majority shareholder of the Company owned 16.67% of Shenyang HaiGui Investment Co., Ltd. (“HaiGui”). In order to support HaiGui’s operations, the Company advanced to HaiGui then amount of $183,115 (equivalent to RMB 1,284,000) in November 2007.  The loan was non interest bearing and unsecured. This loan had been fully paid off by HaiGui on June 25, 2008. However, the Company made another loan to HaiGui in amount of $58,630 (equivalent to RMB 400,000) on July 9, 2008. Pursuant to the loan agreement, this loan was unsecured, non interest bearing, and payable on March 31, 2009.  The loan was  fully paid off by HaiGui on March 30, 2009.

The majority shareholder of the Company also owned 10% of Shenyang TongLiDa Trading Co., Ltd. (“TongLiDa”). In order to support TongLiDa’s operations, the Company advanced funds to TongLiDa in the amount of $364,863 (equivalent to RMB 2,558,400) in April 2007. This advance had been fully paid off by TongLiDa on May 9, 2008. However, the Company made another loan to TongLiDa in amount of $7,328 (equivalent to RMB 50,000) on October 31, 2008, pursuant to a  loan agreement signed on October 20, 2008. This loan was unsecured, non interest bearing, and payable by March 31, 2009.  The loan was  fully paid off by TongLida on March 30, 2009.

Loan to related parties, net consisted of the following:

Vantone International Group Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

	December 31, 2008	March 31, 2008
	Unaudited	Audited
Shenyang Vantone LiYuan Trading Co., Ltd.	-	367,240
Shenyang DiJie Trading Investment & Development Co., Ltd	-	(1,285)
Shenyang HaiGui Investment Co., Ltd	58,630	183,115
Shenyang TongLiDa Trading Co., Ltd	7,328	364,863
Total	$ 65,958	$ 913,933

7.

Property and Equipment - Net

Property and equipment, less accumulated depreciation, consisted of the following:

	December 31, 2008	March 31, 2008
	Unaudited	Audited
Buildings	$ 3,182,246	$ 3,076,330
Vehicles	212,663	221,807
Equipments and office furniture	69,506	39,035
Software	18,832	6,489
Subtotal	3,483,247	3,343,661
Less: Accumulated depreciation	197,579	105,363
Total	$ 3,285,668	$ 3,238,298

Depreciation expenses charged to operations were $126,402 and $25,356 for the nine months ended December 31, 2008 and 2007, respectively.

8.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net assets and liabilities of Qunfeng and DiAn acquired in September 2008. Goodwill is tested for impairment on an annual basis and in between annual test dates if events or circumstances indicate that the carrying amount of goodwill exceeds its implied fair value. The Company determined the implied fair value of goodwill by allocating the price paid to acquire the 100% equity ownership interest of Qunfeng and DiAn to all of their assets and liabilities. The Company determined that the goodwill was not impaired for the nine months ended December 31, 2008.

Vantone International Group Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

9.

Taxation

a. Corporation Income Tax (“CIT”)

Vantone Group files federal income tax returns and pays an annual franchise tax to the State of Nevada. Vantone Manufacturing files income tax returns under the Income Tax Law of the PRC concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws. Vantone Yuan and its subsidiaries file income tax returns under the Income Tax Law of the PRC concerning China Private Enterprises and local income tax laws.

In accordance with the relevant PRC tax laws and regulations,  Vantone Manufacturing is subject to CIT at 27% and 25% tax rate before, on and after January 1, 2008, respectively.  Vantone Yuan and its subsidiaries are subject to CIT at 33% and 25% tax rate before, on and after January 1, 2008, respectively. However, Vantone Yuan had been exempted from CIT for a period from April 12, 2007 to December 31, 2007 by Shenyang City Herping Region National Tax Authority.

The deferred tax asset in the accompanying balance sheet was $127,399 and $45,325 as of December 31and March 31, 2008, respectively. There were no deferred tax liabilities and valuation allowance as of December 31, 2008 and the fiscal year ended March 31, 2008. The deferred tax asset results from tax credit carry forwards.

The components of income tax expenses (benefits) related to continuing operations were as follows:

	For the Nine months Ended December 31, 2008
	2008	2007
	Unaudited	Unaudited
Current	$ 183,656	$ -
Deferred	(80,164)	-
Total	$ 103,492	$ -

b. Value Added Tax (“VAT”)

 Vantone Manufacturing and Vantone Yuan’s subsidiaries are subjected to VAT on merchandise sales in PRC. Since  Vantone Manufacturing engages in the manufacture and processing business, a small scale VAT tax rate of 6% is applicable.  For Vantone Yuan’s subsidiaries, since they engage in distribution and sales of daily commodities, a small scale VAT tax rate of 4% is applicable. Kang Ping is subject to VAT on merchandise

Vantone International Group Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

sales in the PRC. A small scale VAT tax rate of 4% and a general VAT tax rate of 17% were applicable for the merchandise sales before, on and after April 1, 2009, respectively.

Vantone Yuan is also subject to VAT on merchandise sales in the PRC. A small scale VAT tax rate of 4% and a general VAT tax rate of 17% were applicable for the merchandise sales before, on and after February 1, 2008, respectively.

c. Business Tax (“BT”)

The Company is also subject to business tax, which is charged on the service income at a rate of 5% in accordance with the tax law in LiaoNing Province of PRC.

d. Taxes Payable

As of December 31, 2008 and as of March 31, 2008, tax payable consisted of the following:

	December 31, 2008	March 31, 2008
	Unaudited	Audited
Value-added tax	$ 1,026	$ 18,382
Corporate income tax provision	2,962	60,909
Business tax	1,046	836
Individual income tax withholdings	674	688
City construction, education, and other taxes	3,805	5,005
Total	$ 9,513	$ 85,820

10.

Operating Lease Commitments

The Company leases certain office spaces under operating lease agreements. The rental expenses under operating leases were $19,957 and $2,476 for the nine months ended December 31, 2008 and 2007, respectively. The following is a schedule of future minimum rental payments required under operating leases that had initial or remaining non-cancelable lease terms beyond December 31, 2008:

For Quarters Ending December 31,	Amount
2009	$ 35,988
2010	15,268
2011	10,281
Total minimum rental payments required	$ 61,537

Vantone International Group Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

11.

Stockholder’s Equity

a.

Common Stock

On December 5, 2007 (date of inception), Vantone Group was authorized to issue 100,000 shares of common stock at $0.001 par value. All authorized common shares have been issued and outstanding since December 5, 2007.

b.

Additional Paid-In Capital

The additional paid-in capital represents the excess of the aggregate fair value of the capital contributed over the par value of the stock issued. There was $1,880,019 and $2,362,188 additional paid-in capital as of December 31, 2008 and as of March 31, 2008, respectively

c. Dividends and Reserves

Under the regulations and laws of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following: (i) cumulative prior years' losses, if any; (ii) allocations to the "Statutory Surplus Reserve" of at least 10% of net income after taxes, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital; and (iii) allocations to any discretionary surplus reserve, if approved by shareholders.

The Company has not accrued "discretionary surplus reserve”, since it had not been approved by the shareholders of the Company.

The Company established and segregated in retained earnings an aggregate amount of $624,605 and $569,325 for the Statutory Surplus Reserve as of December 31, 2008 and as of March 31, 2008, respectively.

12.

Proxy Agreement, Entrust Management Agreement, and Purchase Option and Cooperation Agreement

Effective as of April 1, 2007, Vantone Manufacturing entered into three agreements with Vantone Yuan and/or the shareholders of Vantone Yuan:  the Entrusted Management Agreement, the Proxy Agreement, and the Purchase Option and Cooperation Agreement.  Summaries of the agreements follow:

Proxy Agreement:    In this agreement, the shareholders of Vantone Yuan assigned to  Vantone Manufacturing their voting rights and all other shareholders rights, including the right to attend and vote such shares at any shareholder’s meeting of the Company (or by written consent in lieu of a meeting) without any limitations. The effective term of this agreement shall be ten (10) years and may be extended by the written agreement among the parties upon the expiration of this agreement.

Vantone International Group Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Entrusted Management Agreement:  In this agreement, the shareholders of Vantone Yuan entrusted Vantone Manufacturing to manage all assets and debts of Vantone Yuan. The term of this Entrusted Management Agreement shall be from April 1, 2007 to the earlier of the following:

1)

March 31, 2017, or

2)

the winding up of Vantone Yuan, or

3)

the termination date of this Entrusted Management Agreement to be determined by the parties, or

4)

the date on which  Vantone Manufacturing completes the acquisition of Vantone Yuan.

In exchange for the services of  Vantone Manufacturing pursuant to this Entrusted Management Agreement, Vantone Yuan and its shareholders shall pay an entrusted management fee to  Vantone Manufacturing. The entrusted management fee shall equal Vantone Yuan’s net profits, being the monthly revenues after deduction of operating costs, expenses, and taxes. If the net profit is zero, Vantone Yuan is not required to pay the entrusted management fee; if Vantone Yuan sustains losses, all such losses will be carried over to next month and deducted from next month's entrusted management fee.  Vantone Manufacturing and Vantone Yuan shall calculate, and Vantone Yuan and its shareholders shall pay, the monthly entrusted management fee at the conclusion of each month.

In addition,  Vantone Manufacturing shall assume all operation risks arising out of the operations of Vantone Yuan and bear all losses of Vantone Yuan. If Vantone Yuan does not have sufficient funds to repay its debts, Vantone Manufacturing is responsible for paying these debts on behalf of Vantone Yuan. If Vantone Yuan's net assets are lower than its registered capital, Vantone Manufacturing is responsible for funding the deficit.

Purchase Option and Cooperation Agreement:  In this agreement, the  shareholders of Vantone Yuangranted to  Vantone Manufacturing the exclusive option to acquire, at any time upon satisfaction of the requirements under the PRC law, the entire or a portion of all shareholders’ shares of equity or/assets owned by Vantone Yuan.

By reason of these three agreements, Vantone Manufacturing is considered to be the primary beneficiary of Vantone Yuan and its subsidiaries. Vantone Yuan and its subsidiaries are considered to be the variable interest entities of Vantone Manufacturing. Since Vantone Group is the 100% equity owner of Vantone Manufacturing,   Vantone Manufacturing and Vantone Manufacturing’s variable interest entities shall be required to be consolidated into the Company’s financial statements in accordance with accounting principles generally accepted in the United States (“US GAAP”).

13.

 Segment Reporting

The Company engages in two types of business activities: daily commodities products sales and insurance agency service. The chief operating decision makers evaluate performance, make operating decisions, and allocate resources based on the separated type of business financial data. Gross profit, operating income, income from operations, and income taxes are allocated to specific business activities within the organization. In accordance with SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” the Company is considered to have two reportable segments. The Company is required to

Vantone International Group Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

disclose certain information about profit or loss, total assets and liabilities, geographic areas, regulatory environments, major customers, and long-lived assets. Following is a summary of segment information for the nine months ended December 31, 2008 and 2007:

	For the Nine Months Ended December 31, 2008
	Daily Commodities	Insurance
	Products Sales	Agency
	and Service	Services	Total

Total assets	$ 7,155,544	$ 894,540	$ 8,050,083
Total long - lived assets, net	2,689,857	637,635	3,327,492
Total liabilities	77,748	49,049	126,797

Total revenue	1,683,282	109,681	1,792,963
Operating income (loss)	312,123	(173,743)	138,379
Depreciation expenses	101,431	24,970	126,402
Interest revenue	10,830	773	11,603
Minority interest	-	(19,760)	(19,760)
Equity in the net income of investees
accounted for by the equity method	-	-	-
Income tax expenses (benefits)	148,920	(45,428)	103,492

	For the Nine Months Ended December 31, 2008
	Daily Commodities	Insurance
	Products Sales	Agency
	and Service	Services	Total
Total assets	$ 7,872,132	$ 871,298	$ 8,743,430
Total long - lived assets, net	2,657,381	535,145	3,192,526
Total liabilities	739,207	85,619	824,826

Total revenue	7,815,988	238,345	8,054,333
Operating income (loss)	5,126,337	47,177	5,173,514
Depreciation expenses	21,858	3,498	25,356
Interest revenue	3,144	145	3,289
Minority interest	-	9,817	9,817
Equity in the net income of investees
accounted for by the equity method	(267)	-	(267)
Income tax expenses (benefits)	-	-	-

Vantone International Group Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

14.

 Geographical Risks

Substantially all of the Company's operations are carried out in the PRC. Accordingly, the Company's business is subject to considerations and risks atypical to those in the United States, including changes in the political, economic, social, legal, and tax environments in PRC, as well as changes in inflation and interest rates. Changes in laws and regulations concerning PRC’s purchases and sales of daily commodities, and insurance agency business could significantly affect the Company’s future operating results and financial position.

15.

Business from Affiliated and Unaffiliated

The Company purchased certain commodities from its affiliates during the nine months ended December 31, 2008. Following is the summary for the nine months ended December 31, 2008 and 2007:

	For the Nine Months Ended December 31, 2008
	Unaffiliated	Affiliated	Total

Total purchase	$ 144,288	$ -	$ 144,288
Accounts payable	7,782	-	7,782
Accrued expenses	81,540	-	81,540

Total revenue	1,792,963	-	1,792,963
Account receivable	4,266	-	4,266
Interest revenue	11,603	-	11,603
Interest expenses	-	-	-

	For Nine Months Ended December 31, 2007
	Unaffiliated	Affiliated	Total

Total purchase	$ 1,450,018	$ 13,598	$ 1,463,616
Accounts payable	97,708	-	97,708
Accrued expenses	124,085	-	124,085

Total revenue	8,054,333	-	8,054,333
Account receivable	283	-	283
Interest revenue	3,289	-	3,289
Interest expenses	-	-	-

Vantone International Group Inc. and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

16.

Concentration of Business

a.

Major Customers

The following summarizes products sales to major customers (each 10% or more of total products sold):

			Percentage of
	Sales to Major	Number of	Total
For Nine Months Ended December 31,	Customers	Customers	Products Sales
2008	$ 181,214	1	11.19%
2007	$ 3,871,364	3	49.54%

The following summarizes insurance agency service fees received from major insurance company (each 10% or more of total insurance agency service fees received):

	Revenue from		Percentage of
	Major	Number of	Total Service
For Nine Months Ended December 31,	Insurance Co.	Insurance Co.	Rendered
2008	$ 140,883	2	81.13%
2007	$ 236,997	1	98.97%

b.

Major Suppliers

The following summarizes raw materials and products purchases from major suppliers (each 10% or more of total raw material and products purchased):

	Purchase from
	Major	Number of	Percentage of
For Nine Months Ended December 31,	Suppliers	Suppliers	Total Purchases
2008	$ 136,743	3	94.77%
2007	$ 883,058	3	60.33%

17.

 Subsequent Events

On March 26 and March 30, 2009, Vantone Yuan transferred all its equity ownership of DiAn and Qunfeng to Mr. Honggang Yu, the majority shareholder of the Company, and Mrs. Hongfen Cao, respectively.

Commencing from April 1, 2009, Kang Ping became a general VAT tax payer in PRC, a general VAT tax rate of 17% is applicable.

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

Index to the Consolidated Financial Statements

Page

F-25

Report of Independent Registered Public Accounting Firm.

F-26

Consolidated Balance Sheets.

F-27

Consolidated Statements of Operations.

F-28

Consolidated Statements of Shareholders’ Equity and Comprehensive Income (Loss).

F-29 to F-30

Consolidated Statements of Cash Flows.

F-31 to F-48 Notes to Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

We have audited the accompanying balance sheets of Shenyang Vantone Healthcare Products Manufacturing Co., Ltd. as of the year ended March 31, 2008 and the period ended March 31, 2007, and the related statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the year ended March 31, 2008 and the period from January 9, 2007 (date of inception) to March 31, 2007. The management of Shenyang Vantone Healthcare Products Manufacturing Co., Ltd. is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shenyang Vantone Healthcare Products Manufacturing Co., Ltd. as of March 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended March 31, 2008 and the period from January 9, 2007 (date of inception) to March 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

MS Group CPA LLC
MS Group CPA LLC

Edison, New Jersey
February 10, 2009

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.
Consolidated Balance Sheets
	As of March 31,
	2008	2007
Assets
Current Assets
Cash and equivalents	$ 1,755,618	$ 100,181
Accounts receivable	294	-
Inventories	100,563	-
Loan to shareholders/officers, net	1,587,285	-
Loan to related parties, net	2,328,654	-
Prepayments and other current assets	62,976	-
Deferred income tax assets	45,325	6,894
Total Current Assets	5,880,715	107,075

Property and Equipment - Net	3,238,298	-
Investment - At Equity	67,691	-
Total Assets	9,186,704	107,075

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	175,492	18,741
Accounts payable, related parties	133,995	-
Customer deposits	447,536	-
Taxes payable	85,820	5,929
Other current liabilities	7,131	1,263
Total Current Liabilities	849,974	25,933

Total Liabilities	849,974	25,933

Minority Interest	183,122	-
Stockholders' Equity
Common stock, $1 par value, 700,000 shares
authorized, 500,000 and 100,000 shares issued and outstanding as of March 31, 2008
and 2007, respectively	500,000	100,000
Additional paid-in capital	1,862,188	-
Reserve funds	569,325	-
Retained earnings (accumulated deficit)	4,709,180	(18,783)
Accumulated other comprehensive income	512,915	(75)
Total Stockholders' Equity	8,153,608	81,142
Total Liabilities and Stockholders' Equity	$ 9,186,704	$ 107,075

See notes to consolidated financial statements.

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.
Consolidated Statements of Operations
		For the Period
		from January 9,
	For the Fiscal	2007 (Date of
	Year Ended	Inception) to
	March 31, 2008	March 31, 2007
Revenues
Products	$ 8,349,393	$ -
Service rendered	470,696	-
Total Revenue	8,820,089	-

Cost of Goods Sold
Products	1,723,672	-
Service rendered	338,975	-
Total Cost of Sales	2,062,647	-
Gross Profit	6,757,442	-
Operating Expenses
Selling expenses	755,650	-
General and administrative expenses	668,491	25,129
Total Operating Expenses	1,424,141	25,129
Income (Loss) From Operations	5,333,301	(25,129)
Other Expense
Interest income (expense) , net	4,364	(93)
Other (expense) income, net	(3,968)	(328)
Total Other Income (Expense)	396	(421)
Income (Loss) Before Taxes and Minority Interest	5,333,697	(25,550)
Provision for Income Taxes	21,810	(6,767)
Income (Loss) Before Minority Interest	5,311,887	(18,783)
Minority Interest	14,599	-

Net Income (Loss)	$ 5,297,288	$ (18,783)
Foreign Currency Translation Income (Loss)	512,990	(75)
Comprehensive Income (Loss)	$ 5,810,278	$ (18,858)
Net Income (Loss) Per Common Share
- Basic and Diluted	$ 12.15	$ (0.70)
Weighted Common Shares Outstanding
- Basic and Diluted	436,111	26,829

See notes to consolidated financial statements.

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.
Consolidated Statements of Shareholders' Equity and Comprehensive Income (Loss)
For the Fiscal Year Ended March 31, 2008, and the Period from January 9, 2007 (Date of Inception) to March 31, 2007

						Other
			Additional		Retained	Comprehensive	Total
	Common Stock		Paid-in	Reserve	Earnings	Income	Shareholders'
	Shares	Amount	Capital	Fund	(Accumulated)	(Loss)	Equity
Balance as of January 09, 2007	-	$ -	$ -	$ -	$ -	$ -	$ -
(Date of Inception)
Capital Contribution on March 9, 2007	100,000	100,000	-	-	-	-	100,000
Net Loss			-	-	(18,783)	-	(18,783)
Foreign Currency Translation Loss			-	-	-	(75)	(75)

Balance as of March 31, 2007	100,000	100,000	-	-	(18,783)	(75)	81,142

Accepted Variable Interest Entities on April 1, 2007			1,862,188	-	-	-	1,862,188
Capital Contribution on May 21, 2007	100,000	100,000	-	-	-	-	100,000
Capital Contribution on May 31, 2007	300,000	300,000	-	-	-	-	300,000
Reserve Fund			-	569,325	(569,325)	-	-
Net Income			-	-	5,297,288	-	5,297,288
Foreign Currency Translation Gain			-	-	-	512,990	512,990
Balance as of March 31, 2008	500,000	$ 500,000	$ 1,862,188	$ 569,325	$ 4,709,180	$ 512,915	$ 8,153,608

See notes to consolidated financial statements.

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.
Consolidated Cash Flows
		For the Period
		from January 9,
	For the Fiscal	2007 (Date of
	Year Ended	Inception) to
	March 31, 2008	March 31, 2007
Cash Flows From Operating Activities
Net Income (Loss)	$ 5,297,288	$ (18,783)
Adjustments to Reconcile Net Income (Loss) to Net Cash
Provided by Operating Activities
Depreciation	62,318	-
Minority interest	183,122	-
Deferred income tax benefits	(35,506)	(6,767)
Equity investment income	(10,646)
Changes in operating assets and liabilities:
Accounts receivable	(294)	-
Inventories	(100,563)	-
Prepayments and other current assets	(62,976)	-
Accounts payable and accrued expenses	156,751	18,741
Accounts payable - related parties	133,995	-
Customer deposit	447,536	-
Taxes payable	79,891	5,929
Other current liabilities	5,211	1,263
Net Cash Provided by Operating Activities	6,156,127	383

Cash Flows From Investing Activities
Payment for investment	(57,045)	-
Payment for purchase of property and equipment	(2,147,823)	-
Net Cash Used in Investing Activities	(2,204,868)	-
Cash Flows From Financing Activities
Proceeds from shareholders contribution	400,000	100,000
Proceeds from shareholders contribution of variable interest entities	705,488	-
Proceeds from shareholders/officers	711,692	-
Proceeds from related parties	5,483	-
Payment to shareholders/officers	(2,298,977)	-
Payment to related parties	(2,334,135)	-
Net Cash (Used in) Provided by Financing Activities	(2,810,449)	100,000
Net Increase in Cash and Equivalents	1,140,810	100,383
Effect of Exchange Rate Changes on Cash	514,627	(202)
Cash and Equivalents at Beginning of Period	100,181	-
Cash and Equivalents at End of Period	$ 1,755,618	$ 100,181

See notes to consolidated financial statements.

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.
Consolidated Cash Flows
(Continued)

Supplemental Disclosures of Cash Flow Information:
There were no cash payments for interest expenses or income
taxes for the fiscal year ended March 31, 2008,
and the period from January 9, 2007
(date of inception) to March 31, 2007

Supplemental Schedule of Non-Cash Investing and Financing Activities:
Shareholder of variable interest entities contribute fix assets for equity ownership	$ 1,156,700	$ -

See notes to consolidated financial statements.

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

Notes to Consolidated Financial Statements

1.

Organization and Nature of Operations

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd. (“Vantone Manufacturing”) is a foreign owned enterprise that was incorporated under the laws of LiaoNing Province in the PRC on January 9, 2007. Vantone Manufacturing was incorporated under the name “Shenyang Vantone Healthcare Food Co., Ltd.,” but adopted its current name on June 20, 2007. Its registered term of operations is fifteen years, from January 9, 2007 to January 8, 2022. Vantone Manufacturing engages in manufacturing, processing, and marketing of daily commodities, water purifying equipment, and kitchen and bath equipment. Since year 2007, Vantone Manufacturing has outsourced all of its manufacturing activities to enterprises in the PRC that are dedicated to manufacture exclusive products for Vantone Manufacturing.

Vantone Manufacturing and its variable interest entities listed below will be called “the Company” in the accompanying consolidated financial statements.

Entrusted Management of Vantone Yuan

On April 1, 2007, Vantone Manufacturing signed three agreements (Entrusted Management Agreement, Proxy Agreement, and Purchase Option and Cooperation Agreement) with the shareholders of Shenyang Vantone Yuan Trading Co., Ltd. (“Vantone Yuan”).  Vantone Yuan is a private enterprise that was incorporated under the laws of LiaoNing Province.  It was incorporated under the name “Shenyang Tongbida Trading Co., Ltd.,” but adopted its current name on June 21, 2007.  The Entrusted Management Agreement stipulates that Vantone Manufacturing will enjoy all of the profits and bear all of the losses arising from the business of Vantone Yuan during Vantone Manufacturing’s management period. The effective terms of these agreements are ten years starting from April 1, 2007.  The terms may be extended by the written agreement among the parties upon the expiration of the agreement. By reason of the Entrusted Management Agreement and its ancillary agreements, Vantone Manufacturing is considered to be the primary beneficiary of the business of Vantone Yuan.  Therefore the financial statements of Vantone Yuan and its subsidiaries are required to be consolidated with the financial statements of Vantone Manufacturing, in accordance with accounting principles generally accepted in the United States (“US GAAP”).  See Note 12 for detailed information regarding the Entrusted Management Agreements.

Vantone Yuan engages in the distribution and sale of daily commodities.  It also engages in the import/export of various merchandise and technologies through a self-conducted trade model or agency arrangement.  During the periods covered by these financial statements, Vantone Yuan also operate through the following subsidiaries:

Kang Ping Vantone Trading Co., Ltd (“Kang Ping”), which was incorporated under the laws of LiaoNing Province in the PRC on March 20, 2008. Vantone Yuan owns 100% of the registered

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

Notes to Consolidated Financial Statements

capital of Kang Ping.  Kang Ping engages in the distribution and sales of daily commodities, and also engages in the import/export of various merchandise and technologies through a self-conducted trade model or agency arrangement in Kangping County of Shenyang District.

Shenyang Vantone Liyuan Trading Co., Ltd. (“Liyuan”), in which Vantone Yuan acquired a 36.36% ownership interest on December 3, 2007.  Because Vantone Yuan did not have majority control over Liyuan during the year ended March 31, 2008, Vantone Yuan recorded its investment in Liyuan by the equity method for the year ended March 31, 2008. Liyuan engages in the distribution and sales of daily commodities, and also engages in the import/export of various merchandise and technologies through a self-conducted trade model or agency arrangement.

Liaoning Vantone Insurance Agent Co., Ltd. (“Vantone Insurance”), in which Vantone Yuan has held a 78% ownership interest since November 16, 2007.  Vantone Insurance engages in the insurance agency business, mainly representing the insurance products of New China Life Insurance Co., Ltd. and Ping An Insurance Corporation in the Shenyang District of the PRC.

2.

Basis of Presentation

a.

Fiscal Year

The Company’s fiscal year ends on March 31. The accompanying consolidated financial statements of operations, statements of shareholders’ equity and comprehensive income (loss), and cash flows include activities for the fiscal year ended March 31, 2008 and the period of January 9, 2007 (date of inception) through March 31, 2007.

b. Principle of Consolidation

The accompanying consolidated financial statements present the financial position, results of operations and cash flows of the Company and all entities in which the Company has a controlling voting interest. The consolidated financial statements also include the accounts of any variable interest entities in which the Company is considered to be the primary beneficiary and such entities are required to be consolidated in accordance with accounting principles generally accepted in the United States (“US GAAP”). These consolidated financial statements include the financial statements of Vantone Manufacturing and its variable interest entities. All significant intercompany transactions and balances are eliminated in consolidation.

The accompanying consolidated financial statements are prepared in accordance with US GAAP. This basis of accounting differs from that used in the statutory accounts of some of the Company’s subsidiaries, which

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

Notes to Consolidated Financial Statements

were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises with foreign investment in the PRC (“PRC GAAP”). Necessary adjustments were made to the subsidiary statutory accounts to conform to US GAAP were included in these consolidated financial statements.

3.

Summary of Significant Accounting Policies

a.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principal generally accepted in United States requires management to make estimates and assumptions that affect the amount reported in the consolidated financial statements and the accompany notes. Actual results could differ from those estimates.

b.

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars. The company’s functional currency is the Renminbi (“RMB”). The consolidated financial statements are translated to U.S. dollars using year-end rates of exchange for assets and liabilities, average rates of exchange for the period for revenues, costs, and expenses, and historical capital contribution rate of exchange for capital contribution. Net gains and losses resulting from foreign exchange transactions are included in the statements of operations.

The following rates are used in translating the RMB to the U.S. Dollar presentation disclosed in these consolidated financial statements for the fiscal year ended March 31, 2008 and the period from January 9, 2007 (date of inception) to March 31, 2007.

For the Period from
		For the Fiscal		January 09, 2007
		Year Ended		(Date of Inception)
		March 31, 2008		to March 31, 2007
Assets and liabilities	period ended rate of USD	$ 0.142613	/per RMB	$ 0.12948	/per RMB
Revenue and expenses	average rate of USD	$ 0.134200	/per RMB	$ 0.12710	/per RMB

c.

Cash and Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The carrying value of cash equivalents approximates market value.

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

Notes to Consolidated Financial Statements

d.

Accounts Receivable

Accounts receivable are recognized and carried at original invoice amount less allowance for any uncollectible amounts. The Company provides an allowance for doubtful accounts equal to the estimated losses that will be incurred in the collection of receivables. The estimated losses are based on a review of the current status of the existing receivables. As of fiscal year ended March 31, 2008 and the period ended March 31, 2007, the Company had not recorded an allowance for uncollectible accounts, since it believes all receivable can be collected in the near future.

e.

Inventories

The Company recorded the inventories at the lower of cost or market. Cost of raw materials and purchased finished goods are determined on a first-in, first-out basis (“FIFO”). Manufactured finished goods are determined on the weighted average basis and are comprised of direct materials, direct labor, and an appropriate proportion of overhead.

f.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash and equivalents, accounts receivable, inventories, prepaid and other current assets, deferred income tax assets, accounts payable and accrued expenses, customer deposits, taxes payable and other current liabilities approximate their fair value because of the immediate or short-term maturity of these financial instruments.

g.

Property and Equipment - Net

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Upon sale or retirement of plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the Company’s Consolidated Statements of Operations.

Depreciation of property and equipment is computed by using the straight-line method over the estimated useful lives of assets as follows:

Years
Buildings	20 years
Vehicles	3 years to 5 years
Equipments and office furniture	5 years
Software	3 years

h.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its other long-lived assets, if circumstances indicate impairment may have occurred pursuant to SFAS No. 144. This analysis is performed by comparing the respective

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

Notes to Consolidated Financial Statements

carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. If such analysis indicates that the carrying value of these assets is not recoverable, the carrying value of such assets is reduced to fair value through a charge to the Company’s Consolidated Statements of Operations.

i.

Revenue Recognition

Revenue includes sales of products and services rendered. Products revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers, net of allowance for estimated returns, when both title and risk of loss transfer to the customer, provided that no significant obligations remain. Deferred revenue represents the undelivered portion of invoiced value of goods sold to customers. Service income is recognized when services are provided. Revenue from service contracts, for which the Company is obligated to perform, is recorded as deferred revenue and subsequently recognized over the term of the contract or when the service is completed. Sales transactions not meeting all the conditions of the full accrual method are accounted for using the deposit method of accounting.  Under the deposit method, all costs are capitalized as incurred, and payments received from the buyer are recorded as customer deposits. Revenue is represented net of value added taxes (“VAT”) for the sales revenue from PRC subsidiaries. There were no sales during the period from January 9, 2007 (date of inception) to March 31, 2007.

j.

Employee Welfare Benefit

The Company has established an employee welfare plan in accordance with Chinese law and regulations. The Company makes annual pre-tax contributions of 14% of all employees’ salaries. Commencing from January 2008, pursuant to China Regulation, the Company should recognize the welfare expenses when occurred instead of accrued. The total expense for the above plan amounted to $8,792 and $0 for the fiscal year ended March 31, 2008 and the period from January 9, 2007 (date of inception) to March 31, 2007, respectively.

k.

Income Taxes

 Vantone Manufacturing files income tax returns under the Income Tax Law of the People's Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws. Vantone Yuan and its subsidiaries file income tax returns under the Income Tax Law of the People's Republic of China.

The Company follows Statement of Financial Accounting Standards No. 109 - Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

Notes to Consolidated Financial Statements

reverse. Deferred taxes also are recognized for operating losses that are available to offset future income taxes.

l.

Comprehensive Income

SFAS 130, “Reporting Comprehensive Income”, defines comprehensive income to include all changes in equity except those resulting from investments by owners and distributions to owners and requires that the period’s comprehensive income, its components and accumulated balances be disclosed. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other consolidated financial statements. The Company’s only current component of comprehensive income is the foreign currency translation adjustment.

m.

Basic and Diluted Net Income Per Share

The Company accounts for net income per common share in accordance with SFAS 128, “Earnings per Share” (“EPS”).  SFAS 128 requires the disclosure of the potential dilution effect of exercising or converting securities or other contracts involving the issuance of common stock. Basic net income per share is determined based on the weighted average number of common shares outstanding for the period.  Diluted net income per share is determined based on the assumption that all dilutive convertible shares and stock options were converted or exercised into common stock. The Company did not have any outstanding convertible shares or share options as of March 31, 2008 and 2007.

n.

Segment Reporting

SFAS 131, Disclosure about Segments of an Enterprise and Related Information, requires disclosure of reportable segments used by management for making operating decisions and assessing performance. Reportable segments are categorized by products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has effect on the Company’s financial statements. The Company generated two categories of revenues: products sold and commission received for insurance agency business, see segment reporting spreadsheet on Note 13.

o. Recent Pronouncements

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No.162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 indicates the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. Accordingly, the GAAP hierarchy should reside in the accounting literature established by the FASB.  The FASB issued SFAS 162 to achieve that result. SFAS 162 also identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy).  SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

Notes to Consolidated Financial Statements

With Generally Accepted Accounting Principles. The Company is in the process of evaluating the new disclosure requirements under SFAS 162.

In March 2008, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No.161,"Disclosures about Derivative Instruments and Hedging Activities - An Amendment of SFAS No. 133" ("SFAS 161"). SFAS 161 seeks to improve financial reporting for derivative instruments and hedging activities by requiring enhanced disclosures regarding the impact on financial position, financial performance, and cash flows. To achieve this increased transparency, SFAS 161 requires (1) the disclosure of the fair value of derivative instruments and gains and losses in a tabular format; (2) the disclosure of derivative features that are credit risk-related; and (3) cross-referencing within the footnotes. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends), with early application encouraged. The Company is in the process of evaluating the new disclosure requirements under SFAS 161.

In December 2007, the Financial Accounting Standard Board (“FASB”) issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements-an amendment of ARB No. 51” which clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This statement also changes the way the consolidated income statement is presented. It requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. In addition, it requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The company is currently in the process of evaluating the effect, if any, the adoption of SFAS No. 160 will have on its consolidated results of operations, financial position, and financial disclosure.

In December 2007, Statement of Financial Accounting Standards No. 141(R), Business Combinations, was issued. SFAS No. 141R replaces SFAS No. 141, Business Combinations. SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This replaces SFAS 141's cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. SFAS 141R also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

Notes to Consolidated Financial Statements

non-controlling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141R). SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). An entity may not apply it before that date. The Company is currently evaluating the impact that adopting SFAS 141R will have on its financial statements.

4.

Inventories

Inventories on March 31, 2008 and 2007 consisted of the following:

	As of March 31,
	2008	2007
Raw materials	$ 1,125	$ -
Working in progress	12,223	-
Finished goods	87,215	-
Total	$ 100,563	$ -

5.

Loan to Shareholders/ Officers, Net

Amounts loaned to stockholders/officers are unsecured, non-interest bearing, and have no set repayment date. As of March 31, 2008 and 2007, the total net amounts of loan to the shareholders/officers were $1,587,285 and $0, respectively, which represented the net amounts lent by the Company to shareholders/officers.

	As of March 31,
	2008	2007
Mr. Honggang Yu	$ 1,579,069	$ -
Mr. Jichun Li	7,131	-
Mr. Shuying Wang	1,085	-
Total	$ 1,587,285	$ -

6.

Loan to Related Parties, Net

Commencing from the inception date of Vantone International Group Inc. (“Vantone Group”), December 5, 2007, Vantone Manufacturing has advanced funds to Vantone Group to support its operations. As of March 31, 2008, Vantone Group had borrowed $1,414,721 (equivalent to RMB 9,920,000) from Vantone

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

Notes to Consolidated Financial Statements

Manufacturing, and these advances are unsecured, non interest bearing, and have no set repayment date. On July 14, 2008 Vantone Group acquired 100% of the equity interest in Vantone Manufacturing.

Besides acquiring 36.36% of the ownership equity in Liyuan on December 3, 2007, in order to support Liyuan’s operation, the Company loaned the amount of $367,240 (equivalent to RMB 2,575,085) to Liyuan as of March 31, 2008. These loans are unsecured, non interest bearing, and have no set repayment date.

The majority shareholder of the Company owned 16.67% of Shenyang HaiGui Investment Co., Ltd. (“HaiGui”). In order to support HaiGui’s operations, the Company made a loan to HaiGui in amount of $183,115 (equivalent to RMB 1,284,000) in November 2007.  The loan was non interest bearing and unsecured. This loan had been fully paid off by HaiGui on June 25, 2008.

The majority shareholder of the Company also owned 10% of Shenyang TongLiDa Trading Co., Ltd. (“TongLiDa”). In order to support TongLiDa’s operations, the Company made a loan to TongLiDa in amount of $364,863 (equivalent to RMB 2,558,400) in April 2007. The loan was non interests bearing and unsecured. This loan had been fully paid off by TongLiDa on May 9, 2008.

Loan to related parties, net consisted of the following:

	As of March 31,
	2008	2007
Vantone International Group Inc.	$ 1,414,721	$ -
Shenyang Vantone Liyuan Trading Co., Ltd.	367,240	-
Shenyang DiJie Trading Investment & Development Co., Ltd.	(1,285)	-
Shenyang HaiGui Investment Co., Ltd.	183,115	-
Shenyang TongLiDa Trading Co., Ltd.	364,863	-
Total	$ 2,328,654	$ -

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

Notes to Consolidated Financial Statements

7.

Property and Equipment - Net

Property and equipment, less accumulated depreciation, consisted of the following:

	Estimated	As of March 31,
	Life	2008	2007
Buildings	20	$ 3,076,330	$ -
Vehicles	3-5	221,807	-
Equipments and office furniture	5	39,035	-
Software	3	6,489	-
Subtotal		3,343,661	-
Less: Accumulated depreciation		105,363	-
Total		$ 3,238,298	$ -

Depreciation expenses charged to operations were $62,318 and $0 for the year ended March 31, 2008 and the period from January 9, 2007 (date of inception) to March 31, 2007, respectively.

8.

Investment-At Equity

On December 3, 2007, Vantone Yuan invested RMB 400,000 into Liyuan, and acquired 36.36% equity ownership of Liyuan. Since Vantone Yuan was not majority shareholder and did not have majority control over Liyuan, the Company recorded this investment by the equity method in the amount of $67,691 for the year ended March 31, 2008.

9.

Taxation

a. Corporation Income Tax (“CIT”)

 Vantone Manufacturing files income tax returns under the Income Tax Law of the PRC concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws. Vantone Yuan and its subsidiaries file income tax returns under the Income Tax Law of the PRC concerning China Private Enterprises and local income tax laws.

In accordance with the relevant PRC tax laws and regulations,  Vantone Manufacturing is subject to CIT at 27% and 25% tax rate before, on and after January 1, 2008, respectively.  Vantone Yuan and its subsidiaries are subject to CIT at 33% and 25% tax rate before, on and after January 1, 2008, respectively. However, Vantone Yuan had been exempted from CIT for a period from April 12, 2007 to December 31, 2007 by Shenyang City Herping Region National Tax Authority.

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

Notes to Consolidated Financial Statements

The deferred income taxes assets in the accompanying balance sheet were $45,325 and $6,894 as of March 31, 2008 and 2007, respectively. There were no deferred tax liabilities and valuation allowance as of March 31, 2008 and 2007, respectively. The deferred tax asset results from tax credit carry forwards.

The components of income tax expenses (benefits) related to continuing operations were as follows:

For the Period from
	For the Fiscal	January 09, 2007
	Year Ended	(Date of Inception)
	March 31, 2008	to March 31, 2007
Current	$ 57,316	$ -
Deferred	(35,506)	(6,767)
Total	$ 21,810	$ (6,767)

b. Value Added Tax (“VAT”)

 Vantone Manufacturing and Vantone Yuan’s subsidiaries are subject to VAT on merchandises sales in PRC. Since  Vantone Manufacturing engages in a manufacture and processing business, a small scale VAT tax rate of 6% is applicable.  For Vantone Yuan’s subsidiaries, since they engage in distribution and sales of daily commodities business, a small scale VAT tax rate of 4% is applicable.

Vantone Yuan is also subject to VAT on merchandises sales in PRC. A small scale VAT tax rate of 4% and a general VAT tax rate of 17% were applicable for the merchandise sales before, on and after February 1, 2008, respectively.

c. Business Tax (“BT”)

The Company is also subject to business tax, which is charged on the service income at a rate of 5% in accordance with the tax law in LiaoNing Province PRC.

d. Taxes Payable

As of March 31, 2008 and 2007, tax payable consisted of the following:

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

Notes to Consolidated Financial Statements

	As of March 31,
	2008	2007
Value-added tax	$ 18,382	$ -
Corporate income tax provision	60,909	-
Business tax	836	-
Individual income tax withholdings	688	5,929
City construction, education, and other taxes	5,005	-
	$ 85,820	$ 5,929

10.

Operating Lease Commitments

The Company leases certain office spaces under operating lease agreements. The rental expenses under operating leases were $3,240 and $0 in the fiscal year ended March 31, 2008 and the period from January 9, 2007 (date of inception) to March 31, 2007, respectively. The following is a schedule of future minimum rental payments required under operating leases that had initial or remaining non-cancelable lease terms beyond March 31, 2008:

For the Fiscal Year Ending March 31,
2009	$ 3,565
2010	2,139
2011	2,062
Total minimum rental payments required	$ 7,766

11.

Stockholder’s Equity

a.

Common Stock

On January 9, 2007 (date of inception), the Company was authorized to issue 0.7 million shares of common stock at $1 par value. The Company received the capital contribution, and issued the equity shares to shareholders for the amounts of 0.1 million, 0.1 million, and 0.3 million equity shares on March 9, May 21, and May 31, 2007 at $1 par value, respectively.

c.

Additional Paid-In Capital

The additional paid-in capital represents the excess of the aggregate fair value of the capital contributed over the par value of the stock issued. There was $1,862,188 and $0 additional paid-in capital as of March 31, 2008 and 2007, respectively

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

Notes to Consolidated Financial Statements

c. Dividends and Reserves

Under the regulations and laws of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following: (i) cumulative prior years' losses, if any; (ii) allocations to the "Statutory Surplus Reserve" of at least 10% of net income after taxes, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital; (iii) allocations to any discretionary surplus reserve, if approved by shareholders.

The Company has not accrued "discretionary surplus reserve”, since it had not been approved by the shareholders of the Company.

The Company established and segregated in retained earnings an aggregate amount of $569,325 and $0 for the Statutory Surplus Reserve for the year ended March 31, 2008 and the period from January 9, 2007 (date of inception) to March 31, 2007.

12.

Proxy Agreement, Entrust Management Agreement, and Purchase Option and Cooperation Agreement

Effective as of April 1, 2007, Vantone Manufacturing entered into three agreements with Vantone Yuan and/or the shareholders of Vantone Yuan:  the Entrusted Management Agreement, the Proxy Agreement, and the Purchase Option and Cooperation Agreement.  Summaries of the agreements follow:

Proxy Agreement:   In this agreement, the shareholders of Vantone Yuan assigned to  Vantone Manufacturing their voting rights and all other shareholders rights, including the right to attend and vote such shares at any shareholder’s meeting of the Company (or by written consent in lieu of a meeting) without any limitations. The effective term of this agreement shall be ten (10) years and may be extended by the written agreement among the parties upon the expiration of this agreement.

Entrusted Management Agreement:  In this agreement, the shareholders of Vantone Yuan entrusted Vantone Manufacturing to manage all assets and debts of Vantone Yuan. The term of this Entrusted Management Agreement shall be from April 1, 2007 to the earlier of the following:

5)

March 31, 2017, or

6)

the winding up of Vantone Yuan, or

7)

the termination date of this Entrusted Management Agreement to be determined by the parties, or

8)

the date on which Vantone Manufacturing completes the acquisition of Vantone Yuan.

In exchange for the services of Vantone Manufacturing pursuant to this Entrusted Management Agreement, Vantone Yuan and its shareholders shall pay an entrusted management fee to  Vantone Manufacturing. The entrusted management fee shall equal Vantone Yuan’s net profits, being the monthly revenues after

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

Notes to Consolidated Financial Statements

deduction of operating costs, expenses, and taxes. If the net profit is zero, Vantone Yuan is not required to pay the entrusted management fee; if Vantone Yuan sustains losses, all such losses will be carried over to next month and deducted from next month's entrusted management fee.  Vantone Manufacturing and Vantone Yuan shall calculate, Vantone Yuan and its shareholders shall pay, the monthly entrusted management fee at the conclusion of each month.

In addition, Vantone Manufacturing shall assume all operation risks arising out of the operations of Vantone Yuan and bear all losses of Vantone Yuan. If Vantone Yuan does not have sufficient funds to repay its debts, Vantone Manufacturing is responsible for paying these debts on behalf of Vantone Yuan. If Vantone Yuan's net assets are lower than its registered capital, Vantone Manufacturing is responsible for funding the deficit.

Purchase Option and Cooperation Agreement:  In this agreement, the shareholders of Vantone Yuan granted to Vantone Manufacturing the exclusive option to acquire, at any time upon satisfaction of the requirements under the PRC law, the entire or a portion of all shareholders’ shares of equity orassets owned by Vantone Yuan.

By reason of these three agreements, Vantone Manufacturing is considered to be the primary beneficiary of Vantone Yuan and its subsidiaries. Vantone Yuan and its subsidiaries are considered to be the variable interest entities of Vantone Manufacturing. As a result, Vantone Manufacturing and its variable interest entities shall be required to be consolidated into the Company’s financial statements in accordance with accounting principles generally accepted in the United States (“US GAAP”).

13.

Segment Reporting

The Company engages in two types of business activities: daily commodities products sales and insurance agency service. The chief operating decision makers evaluate performance, make operating decisions, and allocate resources based on the separated type of business financial data. Gross profit, operating income, income from operations, and income taxes are allocated to specific business activities within the organization. In accordance with SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” the Company is considered to have two reportable segments. The Company is required to disclose certain information about profit or loss, total assets and liabilities, geographic areas, regulatory environments, major customers, and long-lived assets. Following is a summary of segment information for the year ended March 31, 2008 and the period from January 9, 2007 (date of inception) to March 31, 2007.

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

Notes to Consolidated Financial Statements

	For the Fiscal Year Ended March 31, 2008
	Commodities	Insurance
	Products	Agency
	Sales and Service	Services	Total

Total assets	$ 8,327,054	$ 859,650	$ ,186,704
Total long - lived assets, net	2,756,731	549,258	3,305,989
Capital expenditure	1,587,341	560,482	2,204,868
Total liabilities	830,127	19,847	849,974

Total revenue	8,350,521	469,568	8,820,089
Operating income (loss)	5,274,161	59,140	5,333,301
Depreciation expenses	51,756	10,562	62,318
Interest revenue	4,019	345	4,364
Interest expenses	-	-	-
Minority interest	-	14,599	14,599
Equity in the net income of investees
accounted for by the equity method	10,646	-	10,646
Income tax expenses (benefits)	31,034	(9,224)	21,810

	For the Period from January 9, 2007 (Date of Inception) to
	March 31, 2007
	Commodities	Insurance
	Products	Agency
	Sales and Service	Services	Total

Total assets	$ 107,075	$ -	$ 107,075
Total long - lived assets, net	-	-	-
Capital expenditure	-	-	-
Total liabilities	25,933	-	25,933

Total revenue	-	-	-
Operating income (loss)	(25,129)	-	(25,129)
Depreciation expenses	-	-	-
Interest revenue	38	-	38
Interest expenses	(131)	-	(131)
Minority interest	-	-	-
Equity in the net income of investees
accounted for by the equity method	-	-	-
Income tax expenses (benefits)	(6,767)	-	(6,767)

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

Notes to Consolidated Financial Statements

14.

Business from Affiliated and Unaffiliated

The Company purchased certain commodities from its affiliates during the year ended March 31, 2008. Following is summary schedule for the year ended March 31, 2008 and the period from January 9, 2007 (date of inception) to March 31, 2007.

VT KP purchase the Commodities from VT LY
	For the Fiscal Year Ended March 31, 2008
	Unaffiliated	Affiliated	Total
Total purchase	$ 1,568,592	$ 105,249	$ 1,673,841
Accounts payable	58,318	133,995	192,313
Accrued expenses	117,174	-	117,174

Total revenue	8,820,089	-	8,820,089
Account receivable	294	-	294
Interest revenue	4,364	-	4,364
Interest expenses	-	-	-

	For the Period from January 9, 2007 (Date of Inception) to
	March 31, 2007
	Unaffiliated	Affiliated	Total

Total purchase	$ -	$ -	$ -
Accounts payable	-	-	-
Accrued expenses	18,741	-	18,741

Total revenue	-	-	-
Account receivable	-	-	-
Interest revenue	38	-	38
Interest expenses	(131)	-	(131)

15.

Concentration of Business

a.

Major Customers

The following summarizes products sales to major customers (each 10% or more of total products sold):

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

Notes to Consolidated Financial Statements

	Sales to Major	Number of	Percentage of
Periods	Customers	Customers	Total Products Sales
For the Fiscal Year Ended March 31, 2008	$ 3,947,233	3	47.28%
For the Period from January 9, 2007 (Date of Inception) to March 31, 2007	$ -	-	0.00%

The following summarizes insurance agency service fees received from major insurance company (each 10% or more of total insurance agency service fees received):

	Revenue from		Percentage of
	from Major	Number of	Total Service
Periods	Insurance Co.	Insurance Co.	Rendered
For the Fiscal Year Ended March 31, 2008	$ 468,202	1	99.47%
For the Period from January 9, 2007 (Date of Inception) to March 31, 2007	$ -	-	0.00%

b.

Major Suppliers

The following summarizes raw materials and products purchases from major suppliers (each 10% or more of total raw material and products purchased):

	Purchase from	Number of	Percentage of
Periods	Major Suppliers	Suppliers	Total Purchases
For the Fiscal Year Ended March 31, 2008	$ 933,732	3	55.78%
For the Period from January 9, 2007 (Date of Inception) to March 31, 2007	$ -	-	0.00%

16.

Geographical Risks

Substantially all of the Company's operations are carried in the PRC. Accordingly, the Company's business is subject to considerations and risks atypical to those in the United States, including changes in the political, economic, social, legal, and tax environments in PRC, as well as changes in inflation and interest rates. Changes in laws and regulations concerning PRC’s purchases and sales of daily commodities, and insurance agency business could significantly affect the Company’s future operating results and financial position.

17.

Subsequent Events

On April 24, 2008, Vantone Yuan acquired another 63.64% ownership of Liyuan from the other shareholder of Liyuan, and became a 100% equity owner of Liyuan. Liyuan’s equity amendment application had been approved by and registered in Industrial and Commercial Bureau of Shenyang PRC on April 30, 2008.

Shenyang Vantone Healthcare Products Manufacturing Co., Ltd.

Notes to Consolidated Financial Statements

On July 14, 2008, Vantone Holdings transferred all its Vantone Manufacturing ownership to Vantone International Group Inc.